REGISTRATION STATEMENT NO. 333-107002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6 TO
FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXPRESS SYSTEMS CORPORATION
(NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

NEVADA (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	7389 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	91-1918324 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES
AND AGENT FOR SERVICE OF PROCESS)

LAWRENCE ROSENBLATT
114 W. MAGNOLIA STREET, SUITE 446
BELLINGHAM, WA 98225
TEL: 800-661-7830

COPIES TO:
WILLIAM S. ROSENSTADT, ESQ.
RUBIN, BAILIN & ORTOLI LLP
405 PARK AVENUE,
NEW YORK, NEW YORK 10022-4405
TEL: (212) 935-0900
FAX: (212) 826-9307

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Shares of Common Stock	400,000(2)	$0.50	$200,000	$16.18
TOTAL	400,000	$0.50	$200,000	$16.18

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457.
(2) We are registering 400,000 Shares of Common Stock.

THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

400,000 Shares
EXPRESS SYSTEMS CORPORATION

Common Stock

The registration statement of which this prospectus is a part, relates to a public offering of 400,000 common shares. The public offering price is $0.50 per share. We have no public market for our common stock.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares are offered on an "all or none" basis on behalf of Express Systems Corporation by our officers and directors. In an "all or none offering," proceeds are available to us only if the offering is fully subscribed to. The proceeds from the sale of shares by Express Systems Corporation will be available to us only upon a full subscription. The funds will be escrowed by the Company with our attorney’s Rubin, Bailin, Ortoli, Mayer & Baker LLP and promptly returned in full, without interest or any deductions, should the offering not be fully subscribed to. Investors are not required to purchase a minimum number of shares in this offering. We intend to keep the offering open until October 31, 2004. However, if we have not sold all of the shares by that date, we may extend the offering period at our sole discretion for an additional 120 days, and we may offer the remaining shares on a continuous basis until the end of the offering period as extended. If your subscription is rejected, we will promptly return your investment to you without interest or other deductions. We may terminate this offering prior to the expiration date.

The date of this preliminary prospectus is ________, 2004.

	Price Per Share	Aggregate Price	Proceeds to Us

Common Stock Offered by the Registrant	$.50	$200,000.00	$160,000.00

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

PROSPECTUS SUMMARY

This prospectus contains statements about our future operations, which involve risks and uncertainties. Our actual results could differ in important ways from our anticipated future operations, due to many factors, including "risk factors" beginning on page 5 and other factors. Because this is a summary and the information is selective, it does not contain all information that maybe important to you. You should carefully read all information in the prospectus including its detailed information and the financial statements and the accompanying explanatory notes before making an investment decision.

Our Company

Express Systems Corporation ("Express” or "we") was incorporated in the state of Nevada on July 9, 1998. In March 2001 we entered into a software licensing agreement with Fairwind Technologies Corporation, for internet gaming software services. Fairwind Technologies ceased operations in November 2001 and the licensing agreement was abandoned by Express at that time. We had no other operations until November 27, 2002 when we acquired Masterlist International, Inc. (“Masterlist”). We are now in the business of advertising and marketing opt-in e-mail lists over the internet.

We maintain our principal offices at: 114 W. Magnolia Street, #446 Bellingham WA 98225. Our telephone number is: 800-661-7830.

Our Business

On November 27, 2002 we purchased all of the outstanding shares of Masterlist, an internet advertising business that sells opt-in lead generation lists. We have not made any public announcements of any of our products or services. (see financials). Our main goal is to generate revenue by generating lists of leads to be sold both on a wholesale and retail bases to buyers of the leads. For example, we are presently concentrating our efforts on leads for financial newsletters. We believe that there is currently an active market for leads to be sold into this area. We have sold newsletter leads generating approximately $111,898 in revenue for the twelve months ended March 31, 2004.  For the three month period ended June 30, 2004 we generated approximately $12,981 in revenue from the lead generation business.   A qualified newsletter lead is a lead that consists of a return response from our internet advertising hosted mainly on third party web sites, which contains name, mailing address, a telephone number, and e-mail address.

Another source of revenue for Masterlist is the designing of web and managing of web pages and the handling of data bases for customers. For the twelve months ended March 31, 2004 of operations we have generated approximately $46,100 in revenue designing and maintaining web pages and in the assisting in data management and approximately $4,000 in revenue filing documents on EDGAR for customers. For the three month period ended June 30, 2004 we generated approximately $15,571 in revenue from the data management, web design, web management business.   Also, in running the business, we incurred total operating expenses of  $204,709 producing a net loss from operations of  $42,711 for the twelve months ended March 31, 2004.  For the three month period ended June 30, 2004 we incurred expenses of approximately $27,639 operating the business.

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THE OFFERING

Common stock offered by Express:	400,000 shares [1]
Price per share of common stock:	$0.50, par value $0.001
Proceeds to Express:	$200,000[2]

(1) There are presently 2,560,200 shares issued and outstanding.  After the offering there will be 2,960,200 shares of common stock issued and outstanding.

(2) Before deducting for the expenses of this offering.

Expenses
We estimate the expenses associated with this offering to be $40,000.

We will bear all the costs and expenses associated with the preparation and filing of this registration statement.

Use of Proceeds

After deducting for offering expenses, we intend to use a portion of the proceeds as follows:

Application of Proceeds	Approximate Amount
Software License	$5,000
Web site development	$20,000
Marketing	$80,000
Computer Equipment	$10,000
Officer’s Salary	$12,000
Employee’s Salary	$24,000
Rent	$2,400
Office Expenses	$6,600
Total	$160,000

Risk Factors

For a discussion of all material risks with respect to our company, please see "Risk Factors.”

2

Dividend Policy

We do not intend to pay dividends on our common stock. We plan to retain any earnings for use in the operations of our business and to fund future growth.

Plan of Offering

There is no underwriter for this offering. Our officers and directors will offer the shares for sale on an all or none basis.

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SUMMARY FINANCIAL INFORMATION

The following selected financial information concerning Express has been derived from the financial statements included elsewhere in this prospectus and should be read in conjunction with such financial statements and the related notes. The financial information as of March 31, 2004 and March 31, 2003 , has been derived from the audited financial statements of Express audited  by Spicer Jeffries LLP in 2003 and by Staley, Okada & Partners in 2004  and the unaudited financial statements for the three month period ended June 30, 2004 prepared by management.

Balance Sheet Data

	JUNE 30, 2004	MARCH 31, 2004	MARCH 31, 2003
	(Unaudited)	(Audited)	(Audited)

Total Assets	$56,942	$ 60,351	$ 14,511
Current Liabilities	$34,266	38,588	5,047

Stockholder’ Equity	$22,676	$ 21,763	$ 9,464

Statement of Operations Data

	Three Months Ended	Year Ended	Year ended	The Period From Inception (July 9, 1998)
	June 30, 2004	March 31, 2004	March 31, 2003	to June 30, 2004
	(Unaudited)	(Audited)	(Audited)	(Unaudited)

Revenue	$28,552	$ 161,998	$ 72,530	$263,080
Expenses	27,639	204,709	180,896	502,364

Income (Loss) from operations	913	(42,711)	(108,366)	(239,284)
Other income (expenses)	-	10	(13,400)	(13,390)

Net Income (loss)	913	$ (42,701)	$ (121,766)	$ (252,674)

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RISK FACTORS

RISKS RELATED TO OUR FINANCIAL CONDITION

We have very little operating history so it will be difficult for you to evaluate an investment in our common stock. We do not know whether we will be able to operate profitably.

We were formed on July 9, 1998, and since that time our business activities have been limited to seeking a viable licensing agreement to provide our services on the Internet. We entered into a software licensing agreement with Fairwind Technologies for internet gaming services but that license was abandoned. We are now proceeding to offer advertising and marketing services for opt-in e-mail leads over the internet. We have a limited number of customers and there is no assurance that we will be successful in obtaining any additional customers. It will be more difficult for you to evaluate the investment potential in a start-up company such as ours than in a company with an operating history. We do not know whether we will be able to operate profitably in the business we have chosen to develop. You run the risk of losing all or part of your investment.

Unless we can raise capital in this offering, we may be unable to continue in business.

We do not have an established source of revenue sufficient to cover our operating costs to allow us to continue as a going concern. If this Offering is successfully concluded, we anticipate that we will have the necessary capital to operate for an additional 12 months. In any event, to continue to expand our operations, after the Offering, we will need to obtain additional bank financing or to sell additional debt or equity (or hybrid) securities in future public or private offerings. Any such equity based financing will result in further dilution in the equity ownership to the purchasers of the Shares offered hereby. There can be no assurances that any such additional financing will be completed. Consequently, our ability to continue as a going concern is dependent upon our ability to successfully complete this offering, operate profitably and/or raise additional capital through other means.

Our auditor’s opinion includes a statement that it has a substantial doubt about our ability to continue as a going concern.

As a result of our incurring of continuing losses since inception, our deficiency in working capital at  June 30, 2004  and other factors, our independent certified public accountants have included an explanatory paragraph in their report on our financial statements, regarding having substantial doubt about our ability to continue as a going concern.

RISKS RELATED TO OUR BUSINESS

As Lawrence Rosenblatt has minimal experience in the internet marketing business and as a result he has a greater likelihood of failing to accomplish a number of necessary requirements for building an internet business, such as: (i) accurately estimating our capital needs; (ii) make poor decisions based on his lack of internet experience; or (iii) the development of necessary business relationships. The failure of Mr. Rosenblatt to accomplish any of the aforementioned will result in our business being insolvent and unable to continue to attract customers.

Lawrence Rosenblatt, an officer and director of Express, is a management consultant. However, his experience in an Internet service business is limited and has no experience in running an Internet service business.

Mr. Rosenblatt’s lack of experience will make it difficult for him to successfully develop relationships with other companies necessary to make this company successful. Lack of experience could also cause him to make poor decisions; and could make it difficult for him to market and sell our services effectively. In addition, Mr. Rosenblatt may not have correctly estimated the capital needs for a start up company such as Express nor anticipated all the regulatory implications of operating an on-line business.

Our president also serves as an officer and director in other businesses and as a result has limited time to devote to our business.  In the event that we encounter a material problem whether it be software related or otherwise, Mr. Rosenblatt may not be available and our business may suffer.

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The amount of time, which our officers and directors will devote to our business, will be limited. They may be unable to devote the time necessary to fully develop the business due to the fact that they devote time to other business interests. Our president also serves as an officer and director in other businesses. Thus, there exists potential conflicts of interest, including, among other things, time, effort and corporate opportunity involved with participation in other such business entities. We have no agreements with our officers and directors as to how they will allocate either their time to us or how they will handle corporate opportunities. At this time, none or our officers and directors are involved with a business, which would benefit from the same type of corporate opportunity as Express.

Express' is concentrating its business model on one technology which necessarily increases the risk that our business will fail as we have no other revenue stream to support us if our decision to use the internet as our business model is erroneous.

Express is attempting to use a single technology. Accordingly, Express is subject to all of the risks and uncertainty faced with the absence of diversification, new technology and ongoing product testing and validation. Should the software we intend to employ prove to be inadequate, become defective or obsolete, this could severely affect our ability to serve our customers and compete in an already very competitive arena. We are further constrained because we have no other agreements in place with any other software providers.

The performance of our web site is critical to the ability of Express to attract and retain users and advertisers. Services based on sophisticated software and computer systems often encounter development delays and the underlying software may contain undetected errors or failures when introduced. Any system error or failure that causes interruptions in availability or an increase in response time could result in a loss of potential users, list purchasers, and, if sustained or repeated, could reduce the attractiveness of the web site to users and list purchasers. A sudden and significant increase in the number of users of the web sites also could strain the capacity of the software, hardware, or telecommunications systems used by Express, which could lead to slower response time or systems failures. In addition, if the number of web pages or users of our web site increases substantially, our hardware and software infrastructure may not be able to adequately handle the increased demand. Failure of the software which we presently intend to use to adequately and consistently provide for the needs of our customers could have a catastrophic affect on ability to maintain as an on-going business.

We must adapt to rapidly changing software and Internet technologies in order to be successful. Additionally, it is essential that we continually enhance our software and our web site and introduce new and more sophisticated services in order to address users' changing demands. Express could incur substantial costs when modifying its software and web site infrastructure in order to adapt to changes affecting providers of software and Internet services. Our business, results of operations and financial condition could be materially adversely affected if Express incurred significant costs to adapt, or cannot adapt, to these changes.

As we are operating in a segment of the internet market which has proven to be unpopular to a significant number of internet users, it is likely that persons may try to disrupt our business by interrupting our website operations to the extent that we can no longer send e-mail services to our targeted audience. If such occurs we may be unable to no longer operate our business as the costs of repairing any damage may outweigh the amount of revenue generated therefrom.

Our independent research and experience tell us that there are a significant number of people who actively seek out companies such as Express that are delivering double opt-in e-mail services and actively try to shut down their marketing efforts by complaining to the Internet Service Provider, commonly called the ISP, of Express or hacking into our sites. We may not have the technical capabilities to stop intruders to our sites and the damage they may create by changing codes and passwords. Furthermore, their complaints may force our ISP to disconnect our service. We may not have the resources, time or ability to source out ISP's that are willing to host our sites. Failure to have sites or an ISP would put us out of business.

Daimler Capital Partners, Ltd. has been responsible for 76% of our revenue for the twelve months ended March 31, 2004 and the loss of our relationship with Daimler would be materially detrimental to our business as we would lose the majority of our revenue.

Daimler Capital Partners, Ltd. generated 76% of our total revenues for the twelve months ended March 31, 2004. In the event that Daimler terminates its relationship with us, our business will suffer a material adverse effect as we may not be able to replace the 76% of revenue lost in time to save our business.

We have not entered into a written agreement with Daimler and as a result Daimler may terminate it at any time and without notice.

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RISKS RELATED TO THIS OFFERING, OUR STOCK PRICE, AND CORPORATE CONTROL

Investors Are Relying On Management's Discretion In The Use Of Proceeds From This Offering; Management's Uses Of Proceeds May Not Result In Revenues To Us.

Investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. Investors will rely on management's discretion, which may have potential value. If management uses the proceeds of this offering for purposes, which do not result in increasing our revenues, the value of your investment could be reduced.

We Have No Public Market For Our Stock And There Is No Assurance One Will Develop; You May Have Difficulty Liquidating Your Investment.

There is no public market for our shares of common stock. Although we intend to apply for listing on the OTC-BB as soon as we meet listing requirements, there is no assurance that we will be granted a listing. If we are granted a listing, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains statements about our future operations, which involve risks and uncertainties. Our actual results could differ in significant ways from our anticipated future operations due to many factors, including "RISK FACTORS" beginning on Page 5. The forward-looking statements presented in this prospectus are based on events through the date on which the statements are made. You should carefully read all information in this prospectus including its detailed information and the financial statements and the accompanying explanatory notes before making an investment decision.

7

USE OF PROCEEDS

The net proceeds to Express from the sale of 100% of the common stock offered in this offering are listed below after deducting estimated offering expenses of $40,000, which are as follows (all amounts are estimates except for the registration fee paid to the Securities and Exchange Commission):

SEC Registration Fee	$16
Accounting Fees	$10,000
Printing	$1,200
Transfer Agency Fees	$1,000
Edgar filing fees	$1,000
Miscellaneous	$1,284
Legal	$20,000
Bluesky	$5,500
Total	$40,000

As our shareholders have orally agreed to advance the expenses associated with this offering, they anticipate being reimbursed if the offering is successful and both parties intended the agreement to be legally enforceable. Thus, the proceeds are intended to be utilized substantially as follows:

Application of Proceeds	Approximate Amount
Software License	$5,000
Web site development	$20,000
Marketing	$80,000
Computer Equipment	$10,000
Officer’s Salary	$12,000
Employee’s Salary	$24,000
Rent	$2,400
Office Expenses	$6,600
Total	$160,000

As management retains sole discretion as to the use of proceeds, such use of proceeds will not vary unless management (i) determines that the proceeds would better serve the company’s interests by acquiring a complementary production business in lieu of developing one itself; and (ii) management is presented with the opportunity to acquire such a business, it reserves the right to use them for such purpose. In the event that management alters its use of proceeds as a result of the aforementioned, we would reduce the proceeds for each category in the above table on a pro-rata basis. A complementary production business would be a web-based video of investor relations operation.  At this time, we have no specific business in mind and thus, have not entered into any negotiations, preliminary or otherwise, to acquire such nor do we have any indication as to the form or structure that type of transaction would entail. This is an all or none offering. If the offering is not fully subscribed, the funds received will be returned to investors.

DETERMINATION OF OFFERING PRICE

The Offering Price of the Shares offered hereby was determined arbitrarily by Express' management. The price of the Shares being offered by Express bears no relationship to the assets, book value or net worth of Express and should not be considered as an indication of the actual value of Express.

8

DILUTION

The net tangible book value (total assets less total liabilities and intangible assets) of Express' common stock as of June 30, 2004, was approximately  $19,145 or less than $0.01 per share. Net tangible book value per share represents the amount by which tangible total assets exceed the liabilities, divided by 2,560,200 shares of common stock currently outstanding.

Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the 400,000 shares of common stock in this offering and the pro forma net tangible book value per share of common stock immediately after this offering. After giving effect to the sale by Express of 400,000 shares of common stock offered hereby at an assumed offering price of $0.50 per share, the pro forma net tangible book value of Express as of  June 30, 2004  would have been approximately $182,671 (after deducting for offering expenses) or, $.06 per share. This represents an immediate increase in pro forma net tangible book value of $.06 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $.44 per share to purchasers of common stock in this offering.

Offering price per share of common stock offered hereby	$0.50
Net tangible book value per share before offering	$0.00
Increase per share attributable to new investors	$0.06
Pro forma net tangible book value per share after offering	$0.06
Net tangible book value dilution per share to new investors	$0.44

The following table summarizes the relative investments of investors pursuant to this offering and the current stockholders of Express:

	Current Stockholders	Investors Pursuant to this Offering	Total
Number of Shares of Common Stock Purchased	2,560,200	400,000	2,960,200
Percentage of Outstanding Common Stock After Offering	86%	14%	100%
Gross Consideration Paid, Less Offering Costs	$275,350	$160,000	$435,350
Percentage of Consideration Paid	63%	37%	100%
Average Consideration Per Share of Common Stock	$ 0.10	$0.50	$ .14

DIVIDEND POLICY

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. Management intends to reinvest any earnings in the development and expansion of Express' business. There can be no assurance that any dividends on the common stock will ever be paid.

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CAPITALIZATION

The following table sets forth the capitalization of Express as of June 30, 2004, and the adjusted capitalization, which gives effect to the sale of 100% of the Common Stock offered in this offering as if it occurred on June 30, 2004.   This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus:

	June 30, 2004 (Unaudited)	As Adjusted 400,000 Shares at $.50*
Long-term debt	0	0
Common stock $.001 par value 25,000,000 authorized shares (actual)	$2,560	$2,960
Additional Paid in capital	272,790	472,390
Accumulated Deficit	(252,674)	(252,674)
Total Stockholders Equity	$22,676	$222,676

*Offering expenses are not taken into account

SELECTED FINANCIAL DATA

The following selected financial information concerning Express has been derived from the financial statements included elsewhere in this prospectus and should be read in conjunction with such financial statements and the related notes. The financial information as of March 31, 2004 , has been derived from the audited financial statements of Express audited by Staley, Okada & Partners and the financial information for the three month period ended June 30, 2004 has been prepared by management.

Balance Sheet and Statement of Operations Data

Period from inception (July 9,1998) Year Ended through March 31, 2004, the twelve months ended  March 31, 2004, and the three month period ended June 30, 2004 (unaudited) .

	Three month period Ended June 30, 2004 (Unaudited)	From Inception (July 9, 1998) through March 31, 2004 (Unaudited)	Twelve months Ended March 31, 2004 (Audited)

Balance Sheet Data:
Total assets	$56,942	$60,351	$60,351
Current liabilities	34,266	38,588	38,588
Total stockholders' equity (deficit)	22,676	21,763	21,763
Statement of Operations Data:
Revenue	28,552	234,528	161,998
Expenses:	27,639	474,725	204,709
Total Expenses	27,639	474,275	204,709
Income (loss) from Operations	913	(240,197)	(42,711)
Other Income (expense)	-	(13,390)	10
Net Income (loss)	913	(253,587)	(42,701)

Relationship with Issuer and Shareholders

Lawrence Rosenblatt, President of the Issuer is a shareholder. Frank Bauer, director of Express, is a shareholder.

We intend to seek qualification for sale of the securities in those states that the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

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PLAN OF DISTRIBUTION

We are registering 400,000 shares of our common stock which shall be offered and sold on a self-underwritten “all or none” basis by Mr. Lawrence Rosenblatt our President.  Although we anticipate being listed on the OTC-Bulletin Board subsequent to the effectiveness of this Prospectus, we may not be. Regardless, we will offer the shares to the public at a price of $.50 per share. All funds received by us from this offering will be placed into an escrow account with our counsel, Rubin, Bailin, Ortoli, Mayer & Baker LLP, until such time that the maximum offering is sold. Such Escrow Agreement states that unless the Company sells the entire 400,000 shares during the Offering Period, all funds will be returned to the respective investors.  However, in the event that the Company successfully completes the offering, all proceeds less than a $1,500 legal fee will be released to the Company.  We reserve the right to reject any subscription in whole or in part, for any reason or for no reason. There can be no assurance that we will sell any or all of the offered shares. We intend to keep the offering open until  October 30 , 2004. However, if we have not sold all of the shares by that date, we may extend the offering period at our sole discretion for an additional 120 days, and we may offer the remaining shares on a continuous basis until the end of the offering period as extended

As our offering is "self-underwritten" in nature and at a fixed price of $.50 per share, we are unsure whether we will sell any shares of common stock.   However, we will register our offering in the state of New York prior to the effectiveness of this Prospectus. Further, we will comply with all applicable blue sky requirements of each jurisdiction in which we ultimately offer and sell our shares.

Under the Securities Exchange Act of 1934 and the regulations there under, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

Pursuant to Rule 3a-4-1 of the Exchange Act of 1934, Mr. Rosenblatt will not be deemed a broker as defined in the Exchange Act of 1934 by his participation in the offering. At the time of his participation, he is "not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act of 1933, as amended (sic)..."; he will not be receiving any consideration for his services; he is not associated with any broker or dealer; and he meets the qualifications of paragraph (a)(4)(ii) in Section 3a-4-1 because he will perform substantial duties for us at the end of the offering (other than the sale of securities); he was not a broker/dealer or associated person in the preceding 12 months; and, he does not intend to participate in selling an offering of securities of any issuer more than once every 12 months.

LEGAL MATTERS

We are not currently involved in any material litigation or proceeding and we are not aware of any material litigation or proceeding threatened against us. There have been no suits involving Express, its officer or director.

The legality of the issuance of the shares offered hereby will be passed upon for us by Rubin, Bailin, Ortoli, Mayer & Baker LLP.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Officers and Directors

Name	Age	Position
Lawrence Rosenblatt	59	Director, President
Frank Bauer	58	Director, Secretary

Each of the above persons will serve as director until our next annual meeting of shareholders or until his/her successor is elected and qualified.

All officers of Express serve at the pleasure of the board of directors and will hold office until the next annual meeting of the Board of Directors. We do not have employment agreements with any of our officers or directors but we do pay Mr. Rosenblatt $1,500 per month for his work for the Company. We anticipate that Mr. Rosenblatt will spend approximately 20 hours per week working on Express and the directors will be available on an “as needed” basis. We would anticipate that directors would spend approximately 3 hours per month on Express business at either informal or formal board meetings.

The officers and directors each have experience in businesses most of which are unrelated to the type of business engaged by us. We believe that the diverse areas in which the officers and directors acquired their experience is important in building a well rounded management base. Our management has experience in the areas of sales and marketing.

LAWRENCE ROSENBLATT, age 59, is the President and a director of Express, a position he has held since September 2002. It is anticipated that Mr. Rosenblatt will spend approximately 50% of his time with Express. Mr. Rosenblatt is also an independent management consultant and he will spend his remaining time consulting with his individual clients. From January 2002 to date he acts as a consultant to private individuals that acted as a commercial real estate group with a direct focus on securing medium and large sized revenue properties. From February 2001 until December 2001 he acted as a consultant in a management capacity with Osvold Co., a Minnesota based manufacturer in the architectural millwork and laminate industry. From February 1997 until September 2000 he acted in a management capacity for Patelos Industries, Limited, a North Carolina door manufacturing, millwork/building supply center. With respect to both Osvold and Patelos, his responsibilities were to oversee the daily operation of the manufacturing plants and to streamline the operations to make them more productive and cost effective.

FRANK BAUER, age 58, is the Secretary and a director of Express a position he has held since March 2003. From September 1996 to April 1, 2002, he was employed as the installations manager for Guardian International, Inc an industrial, commercial and residential security monitoring facility. Mr. Bauer’s responsibilities was to oversee and manage 50 employees completing security monitoring installations for Guardian International. From August 1991 to September 1996, he was President of Specialty Device Installers a sole proprietorship, involved in the installation and servicing of home security systems. From April 2002 to the present date he has been the president of a privately held security system company, ProGuard Protection Services, Inc providing installation and servicing of home security systems. Mr. Bauer is also the president and director of Blackstone Holdings Corporation, an inactive Nevada Corporation, a position he has held since March 2002. Express bought Masterlist from Blackstone in October 2002, when Mr. Bauer was not affiliated with our company. Mr. Bauer is also an officer and director of Ram Venture Holdings Corp., a position he has held since February 1988. Ram Ventures is a holding company making investments in private entities.

Express presently has not been in any merger/acquisitions discussions with anyone and presently, has no intentions to engage in any acquisition or merger agreements with any entity. Nor that have they approached, or been approached, by any companies with respect to an acquisition or merger. However, should a viable opportunity present itself, management certainly reserves the right to explore any and all options available if and when it may prove beneficial for the company, and its shareholders.

Board Committees

In November 2002, the Board of Directors established an Audit Committee. No member of the Audit Committee is a financial expert. To date, Mr. Bauer serves as the only members of the Audit Committee. The function of the Audit Committee is to select and engage, on behalf of Express, independent public accountants to audit Express’ annual financial statements and to review and approve the planned scope of the annual audit.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the shares of voting stock of Express, as of April 1, 2004 by: (i) each person who is known by Express to beneficially own more than 5% of common stock; (ii) Express’ Chief Executive Officer; (iii) each director; and, (iv) all directors and executive officers of Express as a group.

Name and Address of Beneficial Owner(s)	Shares Beneficially Owned Prior to Offering		Shares to be Beneficially Owned After Offering

Number		Percent (1)	Number	Percent (2)
5% Stockholders:
G.M. Capital Partners, Ltd.(3) Usteristrasse19 POB 6681 CH-8023 Zurich Switzerland	1,000,000	40.8%	1,000,000	35.1%

Capilano Holdings Limited (4) 114 W. Magnolia Street, #446 Bellingham, WA 98225	150,000	6.1%	150,000	5.3%

Husky Holdings Limited (5) Place de Saint-Gervais 1 Case Postale 2049 CH-1211 Geneve 1 Switzerland	178,000	7.3%	178,000	6.2%

Tamarin Investment Group Inc. (6) 22 Hill Street St. Helier, Jersey JE4 9XB Channel Islands	180,000	7.3%	180,000	7.3%

Executive Officers and Directors:

Lawrence Rosenblatt Director/President 114 W. Magnolia Street #446 Bellingham, WA 98225	25,000	1%	25,000	<1%

Frank Bauer Secretary and Director 114 W. Magnolia Street #446 Bellingham, WA 98225	25,000	1%	25,000	<1%

All executive officers and directors as a group	50,000	2%	50,000	1.8%

(1)   These percentage calculations are based on 2,560,200 shares, which are outstanding prior to this offering as of July 31, 2004
(2)   These percentage calculations are based on 2,960,200 shares outstanding after this offering as of July 31, 2004
(3)   J.A. Michie, managing director, Mark Hartman and Martin Stuiki are the only shareholders.
(4)   Private Georgia Corporation owned by Robert Knight, which sublets office space to Express. There is no written agreement between Capilano and Express.
(5)   Walter Stapfer managing director, sole shareholder.
(6)   Debra Dixon managing director, sole shareholder

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DESCRIPTION OF SECURITIES

Common Stock

General. Express' authorized capital stock consists of 25,000,000 shares of common stock, $0.001 par value per share. As of June 30, 2004, there were 2,560,200 shares issued and outstanding held by 104 holders of record. Furthermore, all shares which are the subject of this prospectus, when issued and paid for pursuant to this offering, will be validly issued, fully paid and non-assessable. At the completion of this offering, the present stockholders of Express as of  June 30, 2004  will own 86% of shares outstanding if all of the shares offered in this respect are sold.

Voting Rights. Each share of common stock entitles the holder thereof to one non-cumulative vote, either in person or by proxy, at meetings of stockholders. Since holders of common stock do not have cumulative voting rights, holders of more than fifty percent (50%) of the issued and outstanding shares of common stock can elect all of the directors of Express.

Dividend Policy. All shares of common stock are entitled to participate in dividends when and as declared by Express’ Board of Directors out of the funds legally available therefore. Any such dividends may be paid in cash, property or additional shares of common stock. Express has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for development of Express’ business and that no dividends on the shares of common stock will be declared in the foreseeable future. Payment of future dividends will be subject to the discretion of Express’ Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of Express, its capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future. See, "Dividend Policy."

Miscellaneous Rights and Provisions. Stockholders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of liquidation or dissolution of Express, whether voluntary or involuntary, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of Express after satisfaction of all liabilities, subject to the rights of holders of preferred stock, if any such preferred stockholders should exist at the time of such liquidation or dissolution.

Shares Eligible For Future Sale

To date, Express has 2,560,200 shares of common stock outstanding. Upon completion of this offering, Express will have an additional 400,000 shares of common stock outstanding for a total of 2,960,200 shares of common stock outstanding. Of the 2,960,200 shares of common stock outstanding, 1,635,000 shares including the 400,000 being registered pursuant to this Prospectus may be deemed freely tradable without restriction or the need for further registration under the Securities Act of 1933, as amended ("Act") and 1,215,200 shares are held by affiliates of Express and are "restricted securities," as that term is defined under Rule 144, promulgated under the Act and will continue to be restricted after this offering. Such restricted securities may only become freely tradable if they are subsequently registered under the Act or to the extent permitted by another exemption from registration under the Act. However, other than the shares being registered hereunder, we have not granted any registration rights with regard to any additional shares of common stock.

No prediction can be made as to the effect, if any, that sales of shares in the public market of Express’ common stock, or even the availability of such shares for sale, may have on the market prices of the common stock prevailing at any point in time in the future. Sales of shares of common stock by existing stockholders in the public market, or the availability of such shares for sale, could adversely affect the market price of the common stock. Such an adverse effect on the common stock could impair our ability to raise capital through the sale of its equity securities. See, "RISK FACTORS."

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Transfer Agent and Registrar

The transfer agent and registrar for Express’ common stock is
Liberty Transfer Co., 274 B New York Avenue
Huntington, New York 11743
Reports To Security Holders

We intend to furnish our stockholders with annual reports containing audited financial statements. We may disseminate such other unaudited interim reports to security holders as we deem appropriate.

EXPERTS

Spicer, Jeffries LLP ., independent certified public accountants, have audited our financial statements from July 9, 1998 (inception) to March 31, 2003 and Staley, Okada & Partners, independent certified public accountants, have audited our financial statements from April 1, 2003 to March 31, 2004, as set forth in their report, included in this prospectus and registration statement. Our financial statements are included in this prospectus and registration statement in reliance on their report, given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on July 9, 1998. We have not been in any bankruptcy, receivership or similar proceedings since incorporation. We had planned to enter into the business of on-line gaming and had purchased a license to operate on-line gaming. The licensor subsequently ceased operations and we have abandoned our business plan to enter the on-line gaming industry. Since then, we have not had any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

When Express was first incorporated in 1998, we raised an initial $12,175 to incorporate the Company and start to raise money for our initial business plan.  The Company at that time was going to pursue a business of "hot-swap" technology.  The Company never did pursue its business plan in this arena as they found it was going to need to raise significant capital and the market was becoming saturated with product.  In January 2001 the company made a down payment of $60,000 on software and a license to use the software to enter into the area of “internet gaming.”  The company tried to raise additional money to pursue its business plan but the vendor of the license and software went out of business before we could implement the business plan.  After that is when we entered into our current business.

On October 1, 2002, Express and Blackstone Holdings entered into an oral agreement to jointly develop a business of generating and selling e-mail leads. Blackstone Holdings had created a wholly-owned subsidiary, Masterlist that is in the business of advertising on the internet and selling opt-in lead generation lists. To further such development, Express loaned $25,000 to Blackstone for the purpose of having a Masterlist employee trained in the business. Subsequently to the loan, Blackstone determined that it could no longer operate its business and agreed with Express to transfer control shares of Masterlist to Express in consideration of the forgiveness of the $25,000 debt. On November 27, 2002 we purchased all of the outstanding shares of Masterlist thereby rendering it as a wholly-owned subsidiary of Express. There was no written agreement between the parties. However, in an oral agreement, we forgave the debt of Blackstone in exchange for the shares of Masterlist. All of our present business is done through Masterlist and we intend to continue using Masterlist as the operating entity. We have not made any public announcements of any of our products or services.

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Our main goal is to generate revenue by generating lists of opt-in leads to be sold both on a wholesale and retail basis to buyers of the leads. An opt-in lead consists, as a minimum, an e-mail address of an individual that requests more information on a product we are advertising. To be an opt-in name, the individual had to responded to an advertisement posted on a web site on the word wide web that they found. None of our leads would come from unsolicited commercial e-mail also known as “spam”.

Our main areas we are concentrating on now are double opt-in leads of people desirous of financial information and stock market newsletters. We advertise our customer’s services through search engines such as Google and Overture. We currently maintain 383 key words listed at these sites for our customers. When an individual types in a key word to search, for example, blue chip, advertising in the form of a short 30 word paragraph for our customers will be listed. This advertising only generically describes the service the newsletter offers.  The advertising  does not provide any financial information, securities information or specific securities offerings. The order in which the advertising appears in the search engine form depends upon how much money we have negotiated to pay for each time a person clicks on our customer’s advertising. We do not, nor do the customers’ advertising sites supply the individual with any financial information, stock information or information on specific stock offerings.

We currently have one customer that we advertise their newsletter and we also distribute that newsletter on their behalf to the leads the advertising generates for our customer.  The newsletter is sent to the customer's database by e-mail.  The information in this daily newsletter gives a brief overview of the technical position of U.S. equity markets, alerts subscribers to pertinent economic and corporate news of the day or that is to be released and it offers the subscriber buy and sell recommendations of both equity and options for both short term trading strategy and long term investment point of view.
In order to ensure that the newsletters issued by our customers are not presently offering securities and will not contemplate the offering of securities at any time they are using our services, we require each client to acknowledge in writing that they are not and no company mentioned in their respective newsletter is not presently offering securities and will not do so while they are a customer of ours. We will not take any further steps to verify the aforementioned. In order to protect ourselves against the restrictions on communications by Section 5 of the Securities Act, we will further require any customer of ours to covenant to us in writing, that prior to commencing any offering, we will be instructed to remove their newsletter from our database.

The advertising we manage for our customer only directs the individual searching for information to the sign up page for our customer’s newsletters. Once an individual subscribes for a newsletter, we do not have any editorial input into what the newsletter will offer to its customers. Whether we manage the distribution of the newsletter or not, we will periodically check the newsletter to ensure that the information in the newsletter is consistent with what our customers advertised. For example, we will check to ensure that we are not distributing pornographic material or other material we think is offensive. We currently have one newsletter customer, Daimler Capital Partners, Ltd., who buys these leads from us. There is no affiliation between Daimler and the officer and directors of our company. In order for us to generate what we believe will be the highest response in our web site advertising program, we design a short one paragraph description of the service we are selling for our customers. We then place those ads in strategic search word locations on both Overture and Google. Overture and Google are pay per click sites that we utilize. Any time a person clicks on our advertisement, we are automatically charged by the vendor. The charge for pay per click that we use is in the $0.10 to $0.40 range. When a person clicks on our short paragraph it directs them to our web page. The content on our website pertains only to the request to opt-in to the newsletters provided by our customers. There is no financial information or solicitation for stock offerings contained in these pages. The one page web site has fields for the person to fill out and then submit to subscribe to the newsletter being offered. There is nothing on this site other than the form for the person to request more information on our customers services. On a site like ours, the person has only two choices, fill out the form or leave the site. No matter what links the person clicks on at the site, it takes them directly to the request form. We have found that many websites try to turn their websites into a large catalog full of their products and services. It is our belief and marketing strategy that in the financial information services, that a one page site giving the person the opportunity to request a trial subscription to the customers newsletter is more successful than large sites with a plethora of information about the company and every product they offer. Our websites are direct response websites. They focus on getting an immediate response in the form of a lead. Also, being a one page website, the site loads very quickly on the individuals computer and therefore, potentially, not frustrating the person.

Ninety-five percent of the respondents to our advertising on the world wide web comes from individuals supplying only their e-mail address. The other five percent supply their name, mailing address, telephone number, and e-mail address. We sell these qualified leads to our customer at $5.00 per lead. Our cost to generate qualified leads will range in the $0.10 to $4.00 range.

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We do not have any editorial input into the information sent out by our customers from the leads that we supply and recipients of the newsletter may also receive additional information and advertising from our customers. Therefore, we do not necessarily know what specific information our customers are sending to their customers. We do review periodically the material that is sent by our customers to the leads that are generated to ensure that the information sent is consistent with what our customers advertise they are selling. We also have a sample of a customer’s newsletter on our website that can be viewed as part of our advertising for subscribers by our customers. We believe that our disclaimers on our web sites adequately protect us to have this type of information on our website. We do not distribute any information regarding pornography or gambling and would not contract with any customers that are in the business of providing such material.

As part of our billable service charges, we also offer the service of managing the customers web site for them and distributing the customers newsletter to the opt-in leads we provide. We charge $50.00 per hour for work performed for our customers, whether that is managing their web site or their databases. Management of the database consists of adding new subscribers and removing subscribers who no longer wish to receive e-mails. We maintain one website for ourselves, www.masterlistinc.com. This web site contains information on Masterlist, its services, disclaimer, privacy policy, refund policy and anti-spam policy. We believe this domain provides credibility to our services.

Design of the Site

We think that to have a successful lead generation website on the Internet you should not use frames, technical java scripts or anything complicated at the site. We believe that the down side to complicated websites are they may be slow to load on the persons computer, they may not work on computers with older technology, and they may prevent search engines from indexing and listing them properly.

Our websites are kept very simple. They have a logo on the top of the page, they contain our short sales letter and an information request form at the bottom of the page. We do not put any banner ads, links or other services on our website. Our advertising revenue is only generated from the sale of the lead to a third party. We do not want any distractions or other choices for the prospect. We only want the prospect to fill out the request form and submit it to us so we can sell that lead to our customer.  Even though we do not have too many graphics on our site we still try to make the website look professional. We do create our own sites but use professional graphic artists when necessary.

We feel that it is important that the ad pages load quickly on the person’s computer, even for persons that have telephone connections at slow rates of less than 52k baud. We check out how quickly our pages load at www.netmechanic.com. There is no charge for the test.

We also use common font on our web pages such as Arial, Courier, Times Roman or Verdana. It is our belief that all web browsers have these fonts available. We do not use other fonts that some web browsers may not be able to display properly.

If we use a long sales letter, we split the letter into two tables on the page. That way, the first table will load, then the second one. People will have something to read while the second table is loading. We make the first table short so it loads immediately.

Database Creation

We currently run computer programs on designated computers with internet cable connection that gather e-mail addresses on a 24 hour/7 days a week basis from the various sites where we post our customers’ ads. All e-mail addresses we collect in this manner are double opt-in e-mail addresses. We also use third party advertisers such as WorldWideLists, and List-op to provide us with double opt-in addresses for people wishing to subscribe to our customers’ newsletters. We normally pay between $0.05 and $0.15 per lead from a third party source that provides just an email address. We receive these e-mail addresses on a daily bases from these third-party advertisers. No other company would be entitled to receive the e-mails that we receive from these third party advertisers. These third party advertisers only post our ads which directs potential subscribers directly to our website advertising our customers’ service. Our terms of payment with these third party advertisers is on a cash basis. We do not receive any

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credit terms from these third party advertisers. Our current database, held on behalf of our customers, is approximately 90,000 double opt-in e-mail addresses. We only sell the lead to the customer whose advertisement the person responded to. There is no formal contract with WorldWide Lists. List-op requires that we agree to its terms of use before doing business with it. We can cancel our arrangement with list-op with seven day written notice. List-op also has the right to approve the ads we place on their sites and may reject them if they find such objectionable. They may also remove our ads without notice if they believe that our advertising is not consistent with our objectives. The third party advertisers do not have access to the leads that we generate. We are not allowed to send unsolicited commercial e-mail from the names that we gather from our third party advertisers.   In order for a “lead” to be available for purchase, a person must visit a website, click on the request form, complete such form and respond to the automatic confirmation to become a double opt-in lead. We do not send this advertising out as unsolicited commercial email (also known as “spam”).

Most of the leads currently on the database have been sold to Daimler Capital Partners. The loss of Daimler Capital as a customer would negatively effect our ability to collect and sell e-mail addresses. Once we collect e-mail addresses from the world wide web or purchase them from providers of databases, we cross reference the list against our list of person who have previously indicated they do not wish to receive commercial e-mail. We obtained the list of persons not wishing to receive commercial e-mails through various personal contacts that are in the same industry as us. We circulate our list of persons not wanting the e-mails that we generate as well to people in the industry to add to their list. Our current database for such persons is approximately 3 million e-mail addresses. Any names that are on the list of persons not wanting commercial e-mails are removed from our master database list. Any person who responds to our ads with an unsubscribe notation are placed in this database of persons not wanting to receive e-mail and removed from any subsequent mailings. The software we use automatically removes any names from our newly generated lists that are on the list of persons that do not want to receive our e-mail.

Generation of Leads to Sell

It is our intention to generate 500 new double opt-in leads per day. We currently generate approximately  30 new double opt-in e-mail address leads per day. We cannot predict with any accuracy the number of responses we will receive from our advertising campaign. There are many variables involved, which will determine the success of the campaign. Such variables would include, but are not limited to, the quality of the third party sites we advertise on, the effectiveness of the design of our ad and the need persons have for our products that we are advertising. There can be no assurance that we will receive any kind of response to our advertising.

When a person responds to our advertising, the response is sent to our host site. From there, the request are routed to our own main sites and are recorded as a text file at our site. Our computer software gathers this information and saves it in a predetermined format in a Microsoft Excel spread sheet. The information on this spreadsheet comprise of the leads that we then sell to our customers.

Sale of Leads

Once we have collected opt-in leads from our ad campaign on third party sites, and the information is formatted into our standard form. We currently have one customer buying leads on a regular basis from us. We have also sold leads to other financial newsletters but those contracted requirements were completed. The steps in selling the leads, assuming we have leads to sell, and a buyer for the leads, would be to receive from the buyer a prepayment for the amount of leads they would require on a weekly basis. Once we have received cleared funds, we would then send qualified leads on a daily basis in text format by email to the buyer. When the order is nearly filled, we would request additional prepaid funds if the buyer would like to continue buying leads from us. Once we have an established payment record with a customer, we may provide them with terms typical of most vendor customer relationships, such as net 30 days to pay. We will only sell the leads that we generate one time. We will not sell the same lead to more than one buyer. The end buyers of such leads, generally, are financial newsletter companies.

Newsletter Distribution

In conjunction with the selling of leads to financial newsletters, we also provide a service where by we manage the database for our customer and distribute their particular newsletter via e-mail for them. We have software specifically designed to distribute to a large number of e-mail addresses in a short period of time. We can deliver approximately  80,000 e-mails per hour from e-mails in our customers’ respective database. We act only in this capacity as a third party and have no interest in the particular newsletter or the editorial content of that newsletter. Our only role is to deliver the newsletter, by e-mail, to the list provided to us by the customer or to the database that we manage for that customer. The cost of this service is included in the charge for database management we charge our customers. Our typical rate for such services is $50.00 per hour. At the moment we only have one such newsletter that we distribute for one of our customers, Daimler Capital Partners. The loss of Daimler Capital as a customer would negatively effect our ability to collect and sell e-mail addresses and charge an hourly rate for management and distribution of newsletters.

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Edgar Filings

We have recently purchased commercial off the shelf software that is used to simplify the preparation and filing of documents electronically with the SEC through the SEC’s electronic filing system referred to as EDGAR. In the mid 1990’s the SEC implemented a program to eliminate paper filings and moved to an electronic filing system with the acronym EDGAR. We believe that there is a market for the filing of SEC documents on EDGAR. We have created a new website called edgarsec.com specifically designed to market and sell our services to file electronic SEC documents on EDGAR. The site contains all of the steps required for a company to request the filing of documents on EDGAR as well as a rate sheet for the charges to file such documents. Since the beginning of our EDGAR operations in February, 2004, we have generated approximately $4,000 in revenue from approximately 10 customers. We are using the name Edgarsec.com to market our services as an EDGAR filer. We do not have a trade mark or copyright on the name Edgarsec.com. All of the work for Edgarsec.com is done through Masterlist International. We have not done any advertising to date other than the setting up of our web page for this service and initially we plan to use our business contacts in the public arena to generate customers.

There are numerous companies that do EDGAR filings.  In setting our prices we surveyed the following companies to determine the prices they charge for EDGAR filings; Edgar Filing, Edgar Agent, Securex, STC, EPS, Eworld Wire and Edgareyes.  Based upon the rates charges for EDGAR filings by these comparison companies, we feel that the rates that we charge are competitive in the marketplace.  We continue to monitor the prices we charge for EDGAR filing against the marketplace and try to adjust our prices to stay competitive.

Principal Suppliers

Currently Bluegenesis.com hosts our web site. We pay them a monthly fee of $29.95 (CDN) and can be cancelled at any time. We have contacted two other services and have made arrangements with them to host our sites as well. We will not use these two other hosts unless our current host is disabled in some way or they terminate our service. From researching such sites on the Internet, it is our belief that there is a large market of capable hosts, which we can use if necessary.

We send our e-mails over a cable connection and we currently have three dial up servers that can handle our e-mails that act as back-ups to our cable connection. We believe that there are many such dial up services available to us should any of our services be disconnected.

Rapid Technological Change and Dependence on New Products

The market for software is characterized by rapid technological change, frequent new product introductions and evolving industry standards. The introduction of products incorporating new technologies and the emergence of new industry standards could render existing products and technology obsolete and unmarketable. The life cycle of the Company's e-mail program is difficult to estimate. Our future success will depend largely upon our ability to develop and introduce, on a timely basis, new methods of advertising for opt-in leads, e-mailing and designing product that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers. There can be no assurance that we will be successful in developing and marketing product enhancement or new products that respond to technological change or evolving industry standards, that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products, or that the products developed by Express will adequately meet the requirements of the marketplace and achieve market acceptance. We can expect delays in the development and introduction of new products and product enhancement. The length of these delays is unpredictable and the inability to introduce new products in a timely matter would adversely affect us in such a way that it may not be able to continue operations. Also, if there is a change in technology or industry standards, we may not have the necessary financial or technical resources to meet these changes putting in jeopardy our ability to continue operations.

Management of Growth in Corporate Activities

Upon the completion of this offering, we anticipate an increase in the level of activities being undertaken, including activities related to sales. Accordingly, an investment in our Company is subject to risks and uncertainty generally related to rapid growth and sudden increases in the level of corporate activities such as, but are not limited to, acceptance of technology, access to required financing, ability to recruit and retain needed employees, customer service, financing, accounts receivable, quality control, and availability of experienced management. The inability of us to manage these activities correctly or to meet the financial requirements of rapid expansion could mean that we would have to discontinue operations and cease to exist.

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Future Developments

We intend to conduct continuing development and innovation of our products in accordance with changing person preferences, demographics, and the evolution of new technologies.

Laws, Regulations and Licensing

We do not know of any laws or regulations, either federal or state, affecting our business of collecting opt-in and double opt-in leads. As we do not send unsolicited commercial e-mail (also known as “spam”) we do not believe we contravene any state or federal regulations. Nevertheless, existing and possible future consumer legislation, regulation and actions in jurisdictions where we will operate could cause additional expenses, capital expenditures, restrictions and delays in the activities undertaken in connection with our business. The passage of such regulations would adversely affect our operations, including increased costs if certain of our operations are then moved to other jurisdictions where we can operate legally. Should this come to pass, management would have to decide if enduring such inconveniences would be financially feasible and, if not, management may conclude that Express, as an opt-in email advertising entity, may have cease to continue as an on-going business. Further, there is always the possibility that we would not be able to find a jurisdiction where the company would be able to legally engage in its principal and exclusive business activity. Should this be the case, there is a distinct possibility that we would not be able to continue as a going concern.

Market

We believe that most of our revenues from selling of leads and lists will be generated from the United States of America where individuals can access the Internet. We plan to focus any test marketing of other lead generation programs and list generation solely to the United States. For example we may try to generate leads for health newsletters, multi-level marketing, credit cards and insurance. It is too early in our development to determine the time, effort and cost to initiate these test marketing. We would anticipate starting this effort only when sufficient resources, both financial and physical, are available to us. Therefore, we have not test marketed any of these areas and there is no assurance that we ever will market in these areas.

Our corporate marketing plan will focus on branding our wholly owned subsidiary, Masterlist International Inc. as a reputable and dependable supplier of quality leads and marketing lists.

We intend to implement a marketing strategy using both traditional and Internet marketing programs to capture and retain customers. The cost of such programs should be within our advertising budget as described in the use of proceeds. It is our initial strategy to use as many free services for advertising as we might find to ensue that we stay with in our marketing budget. Such a strategy may not be as effective as a large advertising and expensive marketing campaign but, our limited funds budgeted for such campaigns will preclude us from such efforts. We will also focus on Internet marketing and joint advertising ventures with complementary companies to promote our sites. Our current Internet marketing efforts will advertising with online search engines and affiliate marketing programs. We also plan to do barter advertising where by we will provide services for a customer in exchange for advertising on their site. We are currently negotiating with one such customer to provide services in exchange for advertising. There can be no assurance that there will be any successful conclusion to these negotiations.

We will rely primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect any proprietary technology that the Company may purchase or develop. To date, no such technology has been purchased or developed. In addition, we will seek to avoid disclosure of any trade secrets it may have access to including requiring those persons with access to any Company proprietary information that is developed or purchased to execute confidentiality agreements with the Company.

Competition

There are a number of companies that compete directly and indirectly with our product, including both domestic and international companies. Many of these companies have financial, technical, marketing, sales and other resources, which are significantly greater than those of Express. In addition, some of these companies have name recognition and established positions in the market. Our largest competitor is Agora, Inc., a private company. We believe that Agora sends out approximately 12 million newsletters per month to their subscribers and therefore has a large percentage

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of the lead generation lists market. We further believe that they have substantially more capital than we will have for the foreseeable future, though, as Agora is a private company it is difficult to verify this information. Some of our other competitors include leaderbroker.net, eleadz.com, leadclick.com, leads2results.com, emrdata.com, nestleads.com, directmediagroup.com, leadclick.com, intermarketmedia.com, and aadcom.com. These companies all sell leads in the markets that we want to concentrate on. Most of these competitors have been in the market longer than us and have greater brand name recognition in the lead generation business. We will also focus on Internet marketing and joint advertising ventures with complementary companies to promote our website. Internet marketing efforts will include advertising with online search engines and electronic yellow pages, banner advertisements, direct e-mail programs, affiliate marketing programs, and barter advertising. Accordingly, there is no assurance that we will be able to compete successfully or that our competitors or future competitors will not develop web sites that render our web site less marketable.

Primary Customers

Since inception, Daimler Capital Partners, Ltd. has generated approximately 65% of our revenue to  March 31, 2004  or approximately $152,443. Further, for the  twelve month period ended March 31, 2004.    Daimler Capital Partners Ltd. has generated approximately $123,884 of the total revenue for the period of $161,998 or approximately 76% of the revenue.We charge Daimler Capital Partners our standard rate for all services we provide them. They do not receive any discounts. They are on a cash basis with no special terms. There is no written contract between Daimler Capital and us. Therefore, they could terminate our services or significantly change their strategy regarding buying of leads or management of their customer list without notice. The loss of this customer would have a significant negative impact on the business of our company.

Environmental Laws

We are currently not subject to any federal, state or local environmental laws and though one can never discount anything, we do not expect to be subject to any federal, state or local environmental laws in the near future.

Employees

Express currently has one full time employee who creates and maintains our websites and manages our mailing databases. Should the revenue generated by the sale of leads grow to a level that could sustain additional employees or should we obtain additional financing from a source other than this financing in the form of debt or equity, we anticipate adding up to 2 additional employees in the next 12 months: one for operations at an annual salary of approximately $50,000 and one for administrative duties at an annual salary of approximately $24,000. The salaries for these individuals would have to come from the cash flow of operations as we would not have enough money from this offering to add additional employees.

Available Information

Prior to filing this prospectus, we have not been required to deliver annual reports. However, once we become a reporting company, we shall deliver annual reports to securities holders as required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also, we shall deliver annual reports to securities holders as required by the rules or regulations of any exchange upon which our shares may be traded. If we are not required to deliver annual reports, it is not likely that we will go to the expense of producing and delivering such reports. If we are required to deliver annual reports, such reports will contain audited financial statements as required.

Prior to the filing of this prospectus, we have not filed reports with the Commission. Once we become a reporting company, management anticipates that Forms 3, 4, 5, 10-KSB, 10-QSB, 8-K and Schedules 13D along with appropriate proxy materials will have to be filed as they come due. If we issue additional shares, then we may file additional registration statements for those shares.

Once a publicly reporting entity, the public may read and copy any materials Express files with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address of the Commission's Web site is http://www.sec.gov.

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MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

The information contained below includes statements of Express management's beliefs, expectations, hopes, goals and plans that are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially form those anticipated in the forward-looking statements. For a description of such risks and uncertainties, see the information set forth under the caption "FORWARD-LOOKING STATEMENTS," which information is incorporated herein by reference.

The following discussion and analysis should be read in conjunction with the information set forth under the caption "Selected Financial Data" and the financial statements and notes thereto included elsewhere in this prospectus.  Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

OVERVIEW

Our main goal is to generate revenue by generating lists of opt-in leads to be sold both on a wholesale and retail basis to buyers of the leads. An opt-in lead consists, as a minimum, an e-mail address of an individual that requests more information on a product we are advertising. To be an opt-in name, the individual had to have responded to an advertisement posted on a web site on the world wide web that they found. None of our leads would come from unsolicited commercial e-mail also known as “spam”.

Our main area we are concentrating on now are double opt-in leads of people wanting financial information and stock market newsletters. We also plan to manage our customers’ databases and distribute their newsletters on a third party basis. We currently have one customer using this service we provide. We do not have any editorial input into the newsletters that we distribute. Our third area we have recently entered to generate revenue is the filing of SEC documents on Edgar for third parties. We have generated approximately $263,080 in total revenue since starting our current business through to June 30, 2004.

There are many other types of markets for us to collect leads for. For example, we believe there is a large market for leads to be sold for debt consolidation, mortgages, health care, insurance and credit cards. We have not done any marketing into these areas but as capital becomes available we intend to pursue these areas of interest to generate additional lead business and potential additional revenue.

We feel that with the universal access to the internet, there is a market for us to sell leads for various services over the internet. We feel that individuals are becoming more sophisticated in their decision making process augmented by research done on the web. This active research done by individuals creates a demand for companies to fill the need of the research. Our job will be to put these two factions together by first collecting the names of people seeking a service and selling those names to the people that provide the service. We also feel that with the EDGAR system becoming more sophisticated and filings more complex that there is a niche for us to fill to file documents for third parties. We believe that there is significant growth in this area though we have not done any formal marketing study. Our beliefs come from our experience in the public market arena.

Our Company earns revenue in several ways. Our largest generator of revenue is from the selling of leads. We advertise key words on search engines such as Google. When a person clicks on our advertising we are charged a fee by the search engine. The fee we pay is usually between $.10 and $.40 per click. This type of advertising is quite commonly called “pay per click” advertising. When a person clicks on our advertising site it takes them to a form where they can sign up for a news letter we are advertising. When a person signs up for that newsletter that generates a lead for which we sell to our customer. Generally, these leads are sold for $5.00 each. Our gross profit is generated by the difference at which we sell our leads ($5.00) to the cost of generating that lead. On average it takes about 10 clicks on our advertising site to generate one saleable lead. Therefore our gross profit margin is between $1.00 and $4.00, depending on how much we are charged by the search engine per click.

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We are currently only selling leads for the generation of financial news letters. We currently have one customer for this sector of our business, which has generated about 76% of our revenue for the twelve month period ended March 31, 2004. Their financial newsletter is a daily commentary on current economic trends, a technical analysis of the market and buy and sell recommendations for both a long term and short term trading strategy.

A concentration of business in one customer brings a certain amount of risk to our Company as the loss of this customer would dramatically affect our business. We are expecting to expand our business by advertising our services on the internet once we have completed this financing. We believe that there is a good opportunity to develop and expand the newsletter business. There is significant competition, though, for this type of business with several large companies providing these services to people. To expand in the market we will try to stay competitive with the price of the leads we sell and by providing a flawless service of distributing the news letter. Our challenge will be to try to keep our service level as high as possible with the limited resources we have. Our business can be very technical and having qualified employees to manage the systems can be very expensive. This is one of the reasons we have not been able to expand our business, as we want to be able to provide our customers with the maximum amount of customer service and we do not have the employee base to meet this level of service yet. Over the next twelve months we plan to add additional employees to meet these technical requirements of the business.

Over the long term, we believe that the internet is a growing medium and that more and more people will be using the internet for all types of research. We feel that the trend for news letters in a variety of areas will continue to grow and therefore this growth will give the Company an opportunity to expand over the long term by supplying leads to news letters in these sectors. We do not plan to exclusively market financial newsletters. We believe that there is significant other markets available in other areas of the economy. One particular area where we think long term growth will occur is in the health sector. As the baby boomers age, we believe that there will be more interest in the health and medical issues.

We do not think that short term business cycles will affect our company in either a positive or negative way. The long term growth in the use of the internet is where we believe increasing revenues will be generated. Also, as economic cycles change, our marketing and lead generation will be geared towards those changes. For example, we may try to market for customers, investing strategies in a non-inflationary environment. If inflation does become a factor in the economy, then our marketing would be advertising on investment strategies for high inflation.

Our biggest challenge for success will be to obtain the necessary capital to expand our advertising base and to hire the additional employees that have the technical expertise to provide the customer service that will make us stand out from the competition. If we cannot expand our advertising base and attract more customers, our ability to maintain operations would be unlikely.

As we currently have a concentration of revenue with one customer, the loss of that customer would be extremely detrimental to the survival of the Company. We currently have a good relationship with our customers. The financial success of a financial news letter is heavily dependent upon their investment track record. In today’s uncertain geo-political world there is a great risk for extreme market swings, which could easily detrimentally affect the customer’s investment track record. If our customers lose their revenue, they would not be in a position to buy advertising and leads from us. The loss of our one customer would have a detrimental affect on our ability to continue in business.

RESULTS OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2004 COMPARED TO THE YEAR ENDED
MARCH 31, 2003 AND THE THREE MONTH PERIOD ENDED JUNE 30, 2004 COMPARED TO JUNE 30, 2003

For the year ended March 31, 2004, we had revenues of $161,998, as compared to revenues of $72,530 for the year ended March 31, 2003, an increase of $89,468 or 123%. This increase is attributable to an increase distribution of our customer’s newsletters to third parties wanting financial information.  For the three months ended June 30, 2004, we had revenue of $28,552 compared to revenues of $38,540 for the three month period ended June 30, 2003, a decrease of $9,988 or 26% decrease. This decrease is attributable to our recent inability to attract new customers with our limited advertising budget.

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For the year ended March 31, 2004, we had operating expenses of $204,709, compared to $180,896 for the year ended March 31, 2003, an increase of $23,813 or 13%. This increase is primarily attributable to increased consulting fees, professional fees and management fees that were incurred as a result of increase in registration filings, as well as the increased business operations creating management fees, which were not incurred in the year ended March 31, 2003.  For the three month period ended June 30, 2004 we had operating expenses of $27,639 compared to $53,924 for the three month period ended June 30, 2003 a decrease of $26,285 or 49%. This decrease in expenses can be attributed to a decrease in the purchase of leads and the corresponding decrease in sales by us. It also reflects management’s efforts to control operating costs.

For the year ended March 31 2004 we had a net loss of $42,701, compared to a loss of $121,766 for the year ended March 31, 2003, a decrease of $79,065 or 65%. This decrease is primarily attributable to the increase in revenues that were generated from the distribution of third party newsletters.   For the three month period ended June 30, 2004 we had net income of $913 compared to a net loss of $15,384 for the three month period ended June 30, 2003 or an increase of 106%. The increase can be attributed to the low sales in 2004 compared to the same period in 2003 while maintaining better cost controls for the period in 2004.

RESULTS OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2003
COMPARED TO THE YEAR ENDED MARCH 31, 2002

For the year ended March 31, 2003, we had revenues of $72,530, as compared to revenues of $0 for the year ended March 31, 2002. This increase is attributable to the development of their opt-in lead generation program in December 2002.

For the year ended March 31, 2003, we had operating expenses of $180,896, compared to $53,043 for the year ended March 31, 2002, an increase of $127,853 or 241%. This increase is primarily attributable to increased general and administrative expenses and bad debt expense. Business operations for the year ended March 31, 2003 significantly increased causing general and administrative expenses to increase, as well as a provision for uncollectible accounts receivable.

For the year ended March 31 2003 we had a net loss of $121,766, compared to a loss of $53,043 for the year ended March 31, 2002, an increase of $68,723 or 130%. This increase is principally attributable to the increase in operating expenses, primarily general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2004, we had $9,210 cash-on-hand compared to $5,692 as of March 31, 2003. As of March 31, 2004, our total current assets exceed our current liabilities by $19,145.  As of June 30, 2004 we had $0 cash on hand compared to $20,899 for the same period 2003. This is a decrease of approximately $20,899 or 100%. This decrease can be attributed to our ongoing lack of capital and use of any available capital to attempt to grow the business.

Working Capital

We had net working capital of $17,842 at March 31, 2004, as compared to net working capital of $3,985 at March 31, 2003, an increase of $13,857 or 348%. The increase in working capital was a result of the development of our opt-in lead generation program in late 2002 to the sale of double opt-in leads to our customers and from managing our customers’ websites and databases in the current year.  We had net working capital of $19,145 for the three month period ended June 30 2004 compared to $33,991 for the three month period ended June 30, 2003, a decrease of $14,846 or 44%. This decrease can be attributed to the increase in sales of the lead generation business.  We do not have sufficient working capital to maintain operations and are dependent upon the raising of additional capital to keep our operation going. We believe that the closing of this proposed offering would give us sufficient capital to implement our business plan for the next 12 months. Most of our expenditures from this offering will be in the addition of 1 full time employee and increased advertising on the internet to generate additional business. If after the 12 month period we did not generate sufficient revenue to cover our costs, we would need to do additional financing. If we could not raise additional capital, it is unlikely that the company would be able to maintain its business operations.

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Cash Flow from Operating Activities

Net cash used in operating activities for the years ended March 31, 2004 and 2003 was $51,482 and $96,008 respectively, a decrease of $44,526 or 46%. The decrease is attributable to our increased business activity after implementing the opt-in lead program in December 2002.  Net cash used in operating activities for the three month period ended June 30, 2004 and 2003 was $9,210 and $29,793 or a decrease of 69%. This decrease can be attributed to the lower sales generated in the three month period ended June 30, 2004.  Assuming we receive the funds from this offering, we should be able to maintain this trend as we generate more revenue from sales of leads. As we do have a concentration of revenue from one customer, it is important for us to attract additional customers to ensure as steady and growing cash flow to fund ongoing operations. The loss of this customer prior to finding additional customers would be very detrimental to the business.

Cash Flow from Investing Activities

Net cash used by investing activities for the years ended March 31, 2004 was $0 as compared to $6,037 for the same period in 2003. The decrease is attributable to the purchase of property and equipment in the year ended March 31, 2003, when nothing was acquired in the year ended March 31, 2004.  There was no cash flow from investing activities for the three month period ended June 30, 2004 and 2003.

Cash Flow from Financing Activities

Net cash provided by financing activities for the year ended March 31, 2004 was $55,000 as compared to $107,600 for the year ended March 31, 2003. The decrease is attributable to fewer common shares issued in fiscal year 2004 then in fiscal year 2003.  For the three month period ended June 30, 2004 and 2003 the cash flow from financing activities was $0 and $55,000 respectively. The cash flow from financing activities in 2003 was from the sale of securities. There were no corresponding cash flows from investing activities in the three month period ended June 2004 as no securities were sold.

Until an infusion of capital from this offering is received, our operations will most likely remain limited. We currently have insufficient capital to continue operations and are dependent on the proceeds of this offering or some other source of funds to begin continue operations. We have not identified any additional sources of funds to date to maintain our operations. We would anticipate that if we do not receive additional funding that our operations would cease within 150 days.

If we do raise capital, we may require additional funds to implement our growth strategy in our lead generation business. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable.

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To date we have raised most of our funds through equity placements pursuant to Regulation S and Regulation D, Rule 504. Most of this capital was used to start an internet gaming business. The company we had bought our license from subsequently went out of business and we abandoned that strategy. In November 2002, we raised approximately $107,000 to fund our initial lead generation business. $25,000 of those funds raised were used to acquire the technology for our business. The balance has been used for operating costs and initial start up of the business. In May 2003, the Company raised approximately $55,000 to fund continuing business operations. Recently, we have been operating mainly on the cash flow from our business but can provide no assurance that we may be able to continue to do so. Our sale of leads has dropped off significantly over the last 3 months, as we have been unable to attract any new customers. Our web site management business has maintained its revenue at a steady level of approximately $7,000 per month. Our new business, the filing of SEC documents on Edgar has generated approximately $4,000 in revenue since beginning in February. We hope to grow this business over the ensuing month but due to a lack of funds, we have not been able to advertise our services on a consistent basis and rely on our personal contacts in the public market to generate business.

Over the next twelve months we intend to use all available funds to meet our current obligations and to continue our ongoing development of the lead generation business and the EDGAR filing business. Our current obligations for the next 12 months is as follows:

Legal Fees	$20,000
Accounting and Audit Fees	11,000
Management Fees	18,100
Office Expenses	2,400

Total	$51,500

We have suffered recurring losses from operations and have net working capital of $19,145 as of June 30, 2004 , which raises substantial concern regarding our ability to continue as a going concern. This offering is an all or none offering and so, if this Offering is successfully concluded and after deducting offering expenses of approximately $40,000, the Company anticipates that it will spend immediately approximately $5,000 upgrading its software. We plan to spend approximately $20,000 developing web site to host our lead generation advertising programs. The development of these web sites will begin immediately after we receive funding from this offering. It is anticipated that it will take approximately 60 days to complete this task. These advertising sites are important for us to build so that we can continue to build our database and sell leads to our customers. Immediately upon the completion of this offering we will incur approximately $10,000 acquiring additional computer equipment.

A key component to our strategy will be the implementation of a marketing plan to promote our web site. We intend spend $80,000 on the marketing strategy using Internet marketing programs to capture and retain customers. We would anticipate that the spending of these funds would be equally spread over an 8 month period. To initially penetrate the lead generation market, we intend to promote our web site by advertising on the internet. This campaign would be run over the ensuing 6 months with anticipated total cost of $50,000. We will also focus on joint advertising ventures with complementary companies to promote our website. We would not expect to have the internet marketing program started for approximately 60 days from the closing of this offering and cost of this program would be approximately $30,000 spread over a 8 month period from the time it started. Internet marketing efforts will include advertising with online search engines affiliate marketing programs, and barter advertising. After making these expenditures, we will have remaining in working capital approximately $45,000. The remaining working capital funds will be used mainly to pay wages, a monthly management fee of $1,000 to the President, to pay ongoing legal and accounting expenses and monthly general office expenses for such things as postage, courier, and telephones.

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It is anticipated that we should be fully operational within 120 days of completing this offering. We anticipate that we will not have sufficient cash flow from lead generation revenue and advertising revenue to sustain the operations of the Company for more than 1 year from the closing of this offering. Therefore, after the Offering, we will need to obtain additional bank financing or to sell additional debt or equity (or hybrid) securities in future public or private offerings to expand operations. Any such equity based financing may result in further dilution in the equity ownership to the purchasers of the Shares offered hereby. There can be no assurances that any such additional financing will be completed.

We have the authority to issue 25,000,000 shares of common stock, $0.001 par value. Prior to this filing, we have raised all funds through private placements. In July 1998, we issued 1,000,000 shares of common stock to G.M Capital Partners, Ltd. for $1,000. In November 1998 we sold 1,000,000 shares of common stock to eight investors for $10,000. In November 1998 we also sold 35,000 shares of common stock for proceeds of $1,750. In January 2001, we sold 200,000 shares of common stock for proceeds of $100,000. In November 2002 we sold 215,200 shares of commons stock for proceeds of $107,600. In May 2003, we sold 110,000 shares of common stock for proceeds of $55,000.

After this current offering, we will require additional funds to maintain and expand our operations. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable. At the current time, we have only two web sites and one principal customer. We are generating double opt-in leads currently but our ability to continue is dependent upon either additional financing or additional revenue generated by selling leads to third parties. Currently, we have $34,266 in liabilities. Our financial statements report a loss of $252,674 from inception, until June 30, 2004.

Our functional currency is the United States Dollar and our consolidated financial statements are reported in United States Dollars unless otherwise stated.

New Accounting Pronouncements

In April 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” Such standard requires any gain or loss on extinguishments of debt to be presented as a component of continuing operations (unless specific criteria are met) whereas SFAS No. 4 required that such gains and losses be classified as an extraordinary item in determining net income. Upon adoption of SFAS No. 145, we will reclassify any extraordinary gains and losses on the extinguishments of debt recorded in prior periods to continuing operations. The adoption of SFAS 145 did not have a material effect on our financial position or results of operations.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” Such standard requires costs associated with exit or disposal activities (including restructurings) to be recognized when the costs are incurred, rather than at a date of commitment to an exit or disposal plan. SFAS No. 146 nullifies EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” Under SFAS No. 146, a liability related to an exit or disposal activity is not recognized until such liability has actually been incurred whereas under EITF Issue No. 94-3 a liability was recognized at the time of a commitment to an exit or disposal plan. The provisions of this standard are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 did not have a material effect on our financial position or results of operations.

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On December 31, 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation--Transition and Disclosure.” This standard amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. This standard also requires prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure requirements of SFAS No. 148 are required to be included in the summary of significant accounting policies.

In May 2003, SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", was issued. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Generally, a financial instrument, whether in the form of shares or otherwise, that is mandatory redeemable, i.e. that embodies an unconditional obligation requiring the issuer to redeem it by transferring its shares or assets at a specified or determinable date (or dates) or upon an event that is certain to occur, must be classified as a liability (or asset in some circumstances). In some cases, a financial instrument that is conditionally redeemable may also be subject to the same treatment. This Statement does not apply to features that are embedded in a financial instrument that is not a derivative (as defined) in its entirety. For public entities, this Statement is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 did not effect the Company's financial position or results of operations.

Application of Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

We consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. We have chosen to account for stock-based compensation Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB25”) and have adopted the disclosure only provisions of SFAS 123. Accordingly, compensation for stock options is measured as the excess, if any, of the quoted market price of our stock at the date of grant over the amount an employee is required to pay for the stock.

We account for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 (“EITF 96-18”), “Accounting for Equity Instruments that are issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services”.

Revenue from sales or services will be recognized at the time the product is delivered or at the time the service is performed.

Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in the statement of operations. Revenue and expenses are translated at the dates such items are recognized in the statement of operations.

Our financial instruments consist of cash, prepaid expenses and other liabilities. The carrying amounts of financial instruments approximate fair value due to their short maturities.

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Financial instruments that potentially subject us to concentrations of credit risk consists primarily of cash in excess of the federally insured amount of $100,000. To date, we have not incurred a loss relating to this concentration of credit risk.

We account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Earnings per share requires presentation of both basic earnings per common share and diluted earnings per common share. Common stock equivalents are not included in the weighted average calculation since their effect would be anti-dilutive.

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

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DESCRIPTION OF PROPERTY

We currently subleases space at 114 W. Magnolia Street, #446 Bellingham WA 98225 from an unaffiliated party. The sublease is for $200 per month and either party may terminate the arrangement with 30 day notice with no penalty to either party. There is no formal lease agreement in place for this subleased space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two years, we have not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of Express’ capital stock.

During the year ended March 31, 2002, Express advanced $12,000 to its former President and shareholder, Mr. Philip Fox, interest free. During the year ended March 31, 2003, the loan was charged as a consulting expense as Mr. Fox continued to work for us but did not collect any monthly fees.

A principal shareholder of Capilano Holdings, Ltd., a shareholder of Express, advanced $10,811 to Express for operating expenses. The amount owed by Express at March 31, 2004 and March 31, 2003 was $10,811 and $1,417, respectively. The amounts are non-interest bearing and have no due dates. As of June 30, 2004, the funds owed to the party in the amount of $10,811 were still outstanding. Express also re-imbursed Capilano Holdings for expenses paid on its behalf during the year ended March 2003 in the amount of $11,600.

During the years ended March 31, 2004 and 2003, Express paid consulting fees to a principal shareholder of Capilano Holdings, a shareholder of Express, of $23,827 and $33,500 respectively. For the three month period ended June 30, 2004, we paid the $5,000 in consulting fees to this party. The fees were paid for financial consulting services provided to the company in structuring its affairs. In addition, for the period ended March 31, 2002, consulting fees of $25,000 were paid to Capilano Holdings Ltd., a shareholder of Express. These fees were paid as part of the time spent by the shareholder researching, finding and negotiating its licensing with Fairwind Technologies. During the years ended March 31, 2004 and 2003 Express paid wages to an employee, who is also a shareholder of Express, in the amounts of $47,000 and $15,299 respectively.  Furthermore, during the year ended March 31, 2004 Express paid an officer and director $18,100.

In October 2002 we purchased from a non-affiliated party, Blackstone Holdings Corporation, all of the shares of Masterlist International, Inc. Subsequent to the purchase of the shares of Masterlist International, Inc., in March 2003, the directors of Blackstone Holdings Corporation were appointed to the Board of Directors of Express. Subsequently Mr. Coglon resigned from both the boards of Blackstone Holdings Limited and Express Systems Corporation.

MARKET FOR COMMON EQUITY AND RELATED STOCK MATTERS

Market Information

Our common stock is not traded on any exchange. We plan to eventually seek listing on the Over-The-Counter Bulletin Board ("OTCBB"). We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

30

Stock Sale Rule: Possible Inability to Sell in the Secondary Market

Rule 15(g)-9 (the "Rule") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), imposes additional sales practice requirements on broker-dealers who sell securities subject to that Rule to persons other than established customers and accredited investors (generally including institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $400,000 individually or $300,000 jointly with his or her spouse). In the event that Express’ Common Stock trades below $5.00 per share, the Shares would be subject to the Rule. For transactions covered by the Rule, broker-dealers must make a special suitability determination for each purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, if transactions in Express’ Shares are subject to the Rule, the ability of purchasers in this Offering to sell their Shares in the secondary market may be affected, if in fact any exists.

Penny Stock Reform Act: Possible Inability to Sell in the Secondary Market

In October 1990, Congress enacted the "Penny Stock Reform Act of 1990" (the "90 Act") to counter fraudulent practices common in penny stock transactions. Rule 3a51-1 of the Exchange Act defines a "penny stock" as an equity security that is not, among other things: a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; b) a security listed on NASDAQ; c) a security of an issuer that meets certain minimum financial requirements ("net tangible assets" in excess of $5,000,000 if the issuer has been continuously operating for less than three years, or $2,000,000 if the issuer has been continuously operating for more than three years, or "average revenue" of at least $6,000,000 for the last three years); or d) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. Under Rule 3a51-1(d)(3), Express’ Common Stock falls within the definition of a "penny stock". Pursuant to the 90 Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects of the market for penny stocks as well as specific information about the penny stock and the transaction involving the purchase and sale of that stock (e.g., price quotes and broker-dealer and associated person compensation). Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the penny stock. Because Express’ Shares are at this time, designated "penny stocks", these added disclosure requirements will likely negatively affect the ability of purchasers herein to sell their Shares in the secondary market.

Immediate Substantial Dilution

As of the date of this Offering Document, the present stockholders of Express acquired their Common Stock at a cost substantially less than the $0.50 per Share to be paid by investors herein. Accordingly, investors herein, will sustain an immediate dilution in the book value of their holdings. (See, "DILUTION").

Control of Express by Existing Shareholders

Neither Express’ Certificate of Incorporation nor its By-Laws provides for cumulative voting. Should this Offering be successful, the investors herein will own approximately 14% of the outstanding Common Stock of Express assuming the maximum number of Shares offered are sold. As a result, existing shareholders will beneficially own 86% of the outstanding shares of Common Stock of Express, assuming successful completion of this Offering. Thus, even after the offering, the existing shareholders will still be in a position to control or influence significantly the affairs of Express and certain matters requiring a stockholder vote, including but not limited to the election of directors, the amendment of Express’ Certificate of Incorporation or Bylaws, the merger or dissolution of Express and the sale of all or substantially all of Express’ assets.

EXECUTIVE COMPENSATION

To date, Mr. Bauer has not collected any compensation for his services as Officer or Director of Express nor is any expected through this fiscal year.

The following summary sets forth the cash and other compensation paid or accrued by Express from July 9, 1998, the date of the Company's inception, until March 31, 2004 and June 30, 2004, with respect to services performed by Mr. Lawrence Rosenblatt for services as Chief Executive Officer and President. In an oral agreement, Mr. Rosenblatt is paid a monthly management fee of $1,500. There are no other terms to his monthly fee and he may be terminated with 30 days notice with no further compensation due to him. To date, Mr. Rosenblatt has not received compensation in salary and bonus in excess of $100,000.

31

Long Term Compensation

	Annual Compensation			Awards		Payouts

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name And Principal Position	Year	Salary ($)	Other Annual Compen- sation Bonus($)	Restricted Stock	Securities Underlying Options/ Award(s) ($)	LTIP SARs(#)	Payouts($)	All Other Compen- sation($)

Lawrence Rosenblatt President/CEO	2005	$4,500	$
	2004	$18,000	$
2003	2003				$25,000
	2002		$
	2001		$
	2000		$

Frank Bauer	2005		$
	2004		$
	2003		$
	2002		$
	2001		$
	2000		$

Employment Agreements

To date, Express has not entered into any employment contracts with its employee.

Limitation Of Liability And Indemnification

Express’ Certificate of Incorporation and By-laws contain provisions, which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. We are unaware of any pending or threatened litigation against Express or its directors that would result in any liability for which such director would seek indemnification or similar protection.

The Nevada General Corporation Law and Express’ Articles of Incorporation and By-laws authorize indemnification of a director, officer, employee or agent of Express against expenses incurred by him or her in connection with any action, suit, or proceeding to which such person is named a party by reason of having acted or served in such capacity, except for liabilities arising from such person's own misconduct or negligence in the performance of duty. In addition, even a director, officer, employee or agent of Express who was found liable for misconduct or negligence in the performance of duty may obtain such indemnification if, in view of all circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification if, in view of all circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Express pursuant to the foregoing provisions, Express has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act and will be governed by the final adjudication of such issue.

To date, we have not entered into any indemnification agreements with our officer and director. Indemnification agreements may require a company, among other things, to indemnify its officers and directors against certain liabilities (other than liabilities arising from willful misconduct of a culpable nature) that may arise by reason of their status or service as directors or officers. Such agreements may require a company to advance the expenses of its directors or officers incurred as a result of any proceeding against them as to which they could be indemnified. In addition, such agreements may require a company to obtain directors' and officers' insurance if available on reasonable terms. We reserve the right to enter into indemnification agreements in the future with our directors and officers.

32

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at: Lawrence Rosenblatt, 114 W. Magnolia Street, #446 Bellingham, WA 98225.

Our fiscal year ends on March 31, 2005. We intend to become a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

33

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

FINANCIAL STATEMENTS

PERIOD FROM INCEPTION
(JULY 9, 1998)
TO MARCH 31, 2004

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

F-1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Express Systems Corporation
And Subsidiary
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Express Systems Corporation and Subsidiary (a Company in the Development Stage) as of March 31, 2004, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year ended March 31, 2004 and the period from April 1, 2003 through March 31, 2004 included in the cumulative amounts. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Express Systems Corporation and Subsidiary (a Company in the Development Stage) as of March 31, 2004, and the results of their operations and their cash flows for the year ended March 31, 2004 and the period from April 1, 2003 through March 31, 2004 included in the cumulative amounts, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ STALEY, OKADA & PARTNERS

Vancouver, Canada
July 15, 2004

F-2

 INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Express Systems Corporation
And Subsidiary
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Express Systems Corporation and Subsidiary (a Company in the Development Stage) as of March 31, 2003, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year ended March 31, 2003 and the period from inception (July 9, 1998) through March 31, 2003 included in the cumulative amounts. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Express Systems Corporation and Subsidiary (a Company in the Development Stage) as of March 31, 2003, and the results of their operations and their cash flows for the year ended March 31, 2003 and the period from inception (July 9, 1998) through March 31, 2003 included in the cumulative amounts, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
June 11, 2003

F-3

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

ASSETS	March 31,2004	March 31, 2003

CURRENT ASSETS:
Cash and cash equivalents	$ 9 210	$ 5 692
Trade accounts receivable	47 220	3 340

Total current assets	56 430	9 032

EQUIPMENT AND SOFTWARE, net of accumulated depreciation of $2,116 and $558, respectively	3 921	5 479

TOTAL ASSETS	$ 60 351	$ 14 511

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 27 777	$ 3 630
Due to related parties (Note 4)	10 811	1 417

Total current liabilities	38 588	5 047

SHAREHOLDERS’ EQUITY (Note 3):

Common stock, $.001 par value, 25,000,000 shares authorized, 2,560,200 and 2,450,200 shares issued and outstanding, respectively	2 560	2 450
Additional paid-in capital	272 790	217 900
Deficit accumulated during the development stage	(253 587)	(210 886 )

Total shareholders’ equity	21 763	9 464

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 60 351	$ 14 511

The accompanying notes are an integral part of these statements.
F-4

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended March 31, 2004	Year Ended March 31, 2003	Period From Inception (July 9, 1998) To March 31, 2004(Unaudited)

REVENUE	$ 161 998	$ 72 530	$ 234 528

EXPENSES:
Advertising	24 407	11 033	35 440
Consulting (Note 4)	70 835	63 799	189 634
Professional fees	61 912	9 381	80 799
Management fee	18 100	-	18 100
Travel	350	10 410	14 456
General and Adminstrative	27 547	56 340	104 805
Bad Debts	-	29 375	29 375
Depreciation and amortization	1 558	558	2 116

Total operating expenses	204 709	180 896	474,725

Income (loss) from operations	(42 711)	(108 366)	(240 197)

OTHER INCOME (EXPENSE):
Interest income	10	100	110
Loss on disposal of assets	-	(13 500)	(13 500)

Total other income (expense)	10	(13 400)	(13 390)

NET INCOME (LOSS)	$ (42 701)	$ (121 766)	$ (253 587)

BASIC AND DILUTED LOSS PER COMMON SHARE:

Net loss per common share	$ (.02)	$ (.05)

WEIGHTED AVERAGE SHARES OUTSTANDING	2 525 899	2 270 965

The accompanying notes are an integral part of these statements.
F-5

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Shares	Common Stock Amount	Additional Paid-In Capital	Deficit Accumulated During the Development Stage

BALANCES, at inception (July 9, 1998)	-	$ -	$ -	$ -

Sale of common stock to founders in July 1998 for $.001 per share	1 000 000	1 000	-	-

Sale of common stock in private placements:
November 1998 at $.01 per share	1 000 000	1 000	9 000	-
November 1998 for $.05 per share	35 000	35	1 715	-
January 2001 for $.50 per share	200 000	200	99 800	-

Net loss for the period from inception to March 31, 2002	-	-	-	(89 120)

BALANCES, March 31, 2002	2 235 000	2 235	110 515	(89 120)

Sale of common stock in private placement:
November 2002 at $.50 per share	215 200	215	107 385	-

Net loss	-	-	-	(121 766 )

BALANCES, March 31, 2003	2 450 200	2 450	217 900	(210 886)

Sale of common stock in private placement:
May 2003 at $.50 per share	110 000	110	54 890	-

Net loss	-	-	-	(42 701)

BALANCES, March 31, 2004	$ 2 560 200	$ 2 560	$ 272 790	$ (253 587)

The accompanying notes are an integral part of these statements.
F-6

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31, 2004	Year Ended March 31, 2003	Period From Inception (July 9, 1998) to March 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (42 701)	$ (121 766)	$ (253 587)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1 558	558	2 116
Loss on disposal of assets	-	13 500	13 500
Bad debt expense	-	4 375	4 375
Increase in accounts receivable, net	(43 880)	(7 715)	(51 595)
(Increase) decrease in receivable from related parties	-	12 000	-
Increase (decrease) in due to related party	(25)	210	1 392
Increase in accounts payable and accrued expenses	33 566	2 830	37 196

Net cash used in operating activities	(51 482)	(96 008)	(246 603)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of other asset	-	-	(3 500)
Purchases of property and equipment	-	(6 037)	(16 037)

Net cash used in investing activities	-	(6 037)	(19 537)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	55 000	107 600	275 350

NET INCREASE (DECREASE) IN CASH	3 518	5 555	9 210

CASH , beginning of period	5 692	137	-

CASH , end of period	$ 9 210	$ 5 692	$ 9 210

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Write off of software and cancellation of associated note payable	$ -	$ 50 000	$ 50 000

The accompanying notes are an integral part of these statements.
F-7

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -   ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Organization, Business and Going Concern

Express Systems Corporation (“Express”) was incorporated on July 9, 1998 in the state of Nevada and is currently in the development stage. The Company, through its subsidiary, is in the business of advertising on the internet and selling opt-in lead generation lists.

The consolidated financial statements include the accounts of Express since the date of inception and its wholly-owned subsidiary, Masterlist International, Inc. (“Masterlist”) since the date of purchase (see Note 2) (collectively, the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

The Company has incurred losses since inception that raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue operations is contingent upon attaining profitable operations and obtaining additional debt and/or equity capital to fund its operations. Management's plan in this regard is to raise additional funding through a public offering (see Note 6). The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company discontinue operations.

Cash Equivalents

All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

Accounts Receivable

The Company uses the allowance method for accounting for bad debts. At March 31, 2004, management believes all receivables are collectible by the Company.

Equipment and Software

The Company provides for depreciation and amortization of these assets using the straight-line method based on estimated useful lives of, generally, three to five years.

Revenue Recognition

Revenue is recognized at the time the services are provided.

Advertising

The Company expenses advertising costs as incurred. For the years ended March 31, 2004 and 2003, the Company expensed $24,407 and $11,033, respectively, for advertising expenses.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows estimated to be generated by the asset.

F-8

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 1 -   ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management believes that the estimates utilized in the preparation of the consolidated financial statements are prudent and reasonable. Actual results could differ from these estimates.

Fair Value of Financial Instruments

Substantially all of the Company’s assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of short-term receivables, which are carried at contracted amounts that approximate fair value. Similarly, the Company’s liabilities consist of short term liabilities recorded at contracted amounts that approximate fair value.

Net Loss Per Share of Common Stock

Net loss per share of common stock is based on the weighted average number of shares of common stock outstanding.

Recent Accounting Pronouncements

On March 31, 2002, the Company adopted SFAS 142, “Goodwill and Other Intangible Assets”, which requires the discontinuance of goodwill amortization and that it be assessed for impairment on an annual basis or more frequently if impairment indicators exist. The adoption of SFAS 142 did not have any effect on the Company’s financial position, results of operations or cash flows as the Company has no recorded goodwill.

On March 31, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“SFAS 144”). SFAS 144 supercedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of,” and elements of APB 30, “Reporting the Results of Operations—Reporting the Effects on Disposal of a Segment of a Business and Extraordinary, Unusual or Infrequently Occurring Events and Transactions.” SFAS 144 establishes a single-accounting model for long-lived assets to be disposed of while maintaining many of the provisions relating to impairment testing and valuation. The adoption did not affect the Company’s financial position or results of operations.

In April 2002, Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” was issued. This statement provides guidance on the classification of gains and losses from the extinguishment of debt and on the accounting for certain specified lease transactions. The adoption of this statement did not impact the Company’s financial position, results of operations or cash flows.

In June 2002, Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” (“SFAS 146”) was issued. This statement provides guidance on the recognition and measurement of liabilities associated with disposal activities and is effective as of January 1, 2003. Under SFAS 146, companies will record the fair value of exit or disposal costs when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of

F-9

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 1 -   ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

SFAS 146 could result in the Company recognizing the cost of future restructuring activities, if any, over a period of time rather than in one reporting period.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others,” (“FIN 45”). FIN 45 requires the Company to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in the issuance of the guarantee. FIN 45 is effective for guarantees issued or modified after December 31, 2002. The disclosure requirements effective for the year ending March 31, 2003 expand the disclosures required by a guarantor about its obligations under a guarantee. The adoption of the disclosure requirements of this statement did not impact the Company’s financial position, results of operations or cash flows.

In December 2002, Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation -Transition and Disclosure,” (“SFAS 148”) was issued. SFAS 148 amends Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (“SFAS 123”) to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The provisions of SFAS 148 are effective for financial statements for fiscal years ending after December 15, 2002 and interim periods beginning after December 15, 2002. The adoption of the disclosure requirements of this statement did not impact the Company’s financial position, results of operations or cash flows.

In December 2002, the Emerging Issues Task Force issued a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (EITF 00-21). EITF 00-21 mandates how to identify whether goods or services or both that are to be delivered separately in a bundled sales arrangement should be accounted for as separate units of accounting. The adoption of this issue of the Emerging Issues Task Force did not impact the Company’s financial position, results of operations or cash flows.

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, “Consolidation of Variable Interest Entities,” (“FIN 46”). The interpretation provides guidance for determining when a primary beneficiary should consolidate a variable interest entity, or equivalent structure, that functions to support the activities of the primary beneficiary. The interpretation is effective as of the beginning of the first interim or annual reporting period beginning after June 15, 2003 for variable interest entities created before February 1, 2003. The adoption of this statement is not expected to impact the Company’s financial position, results of operations or cash flows.

In May 2003, SFAS 150Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, was issued. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Generally, a financial instrument, whether in the form of shares or otherwise, that is mandatorily redeemable, i.e. that embodies an unconditional obligation requiring the issuer to redeem it by transferring its shares or assets at a specified or determinable date (or dates) or upon an event that is certain to occur, must be classified as a liability (or asset in some circumstances). In some cases, a financial instrument that is conditionally redeemable may also be subject to the same treatment. This Statement does not apply to features that are embedded in a financial instrument that is not a derivative (as defined) in its entirety. For public entities, this Statement is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 did not effect the Company’s financial position or results of operations.

F-10

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 2 -   BUSINESS ACQUISITION

In October 2002, prior to Mr. Bauer becoming a director of Express, Express loaned Blackstone Holding Corp. (“Blackstone”), an inactive Nevada company that Mr. Bauer was president and director of, $25,000. Blackstone was also the sole shareholder of Masterlist. In November 2002, Blackstone transferred all of the outstanding common stock of Masterlist to Express in consideration for the forgiveness of the loan. The acquisition was accounted for under the purchase method of accounting. Masterlist was incorporated in November 2002, and had no assets, liabilities or operations at the time of the acquisition.

NOTE 3-   SHAREHOLDERS’ EQUITY

The authorized capital stock of the Company consists of 25,000,000 shares of $.001 par value voting common stock.

In July 1998, the Company issued 1,000,000 shares to its founders for $1,000.

The Company has sold common shares under private offering memorandums. In November 1998, the Company sold 1,000,000 shares of common stock for $.01 per share, and received proceeds of $10,000. Also in November 1998, the Company sold 35,000 shares of common stock for $.05 per share, and received proceeds of $1,750. In January 2001, the Company sold 200,000 shares of common stock for $.50 per share, and received proceeds of $100,000. In November 2002, the Company sold 215,200 shares of common stock for $.50 per share, and received proceeds of $107,600. In May 2003, the Company sold 110,000 shares of common stock at $.50 per share, and received proceeds of $55,000.

NOTE 4-   RELATED PARTY TRANSACTIONS

During the year ended March 31, 2002, the Company advanced $12,000 to a shareholder. The advance was non-interest bearing and had no due date. During the year ended March 31, 2003, the Company charged the amount to consulting expense.

A shareholder of the Company has advanced money to the Company for operating expenses. The amount owed by the Company at March 31, 2004 and March 31, 2003 was $10,811 and $1,417, respectively. The amounts are non-interest bearing and have no due dates.

During the years ended March 31, 2004 and 2003, the Company paid consulting and management fees to an officer, shareholders and entities related to shareholders of the Company of $88,927 and $48,799, respectively. The Company reimbursed related parties for expenses paid on its behalf during the years ended March 31, 2004 and 2003 in the amount of $18,681 and $1,130.

NOTE 5-   INCOME TAXES

At March 31, 2004, the Company had an unused net operating loss carryforward of approximately $254,000 for income tax purposes, which expires at various dates through 2024. However, the ability to utilize such losses to offset future taxable income is subject to various limitations imposed by the rules and regulations of the Internal Revenue Service. This net operating loss carryforward may result in future income tax benefits of approximately $86,000; however, because realization is uncertain at this time, a valuation reserve in the same amount has been established. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

F-11

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(concluded)

NOTE 5-   INCOME TAXES (continued)

Significant components of the Company’s deferred tax liabilities and assets as of March 31, 2004 and 2003 are as follows:

	2004	2003

Deferred tax liabilities	$ -	$ -
Deferred tax assets:	$ 86,000	$ 71,000
Net operating loss carryforwards	(86,000)	(71,000)
Valuation allowance for deferred tax assets	$ -	$ -

The valuation allowance for deferred tax assets was increased by $15,000 and $41,000 during 2004 and 2003.

NOTE 6-   PROPOSED PUBLIC OFFERING

The Company intends to make a public offering of securities on Form SB-2. The Company intends to sell a maximum of 400,000 shares of common stock at an offering price of $.50 per share, for gross proceeds of $200,000.

NOTE 7-   MAJOR CUSTOMERS

During the years ended March 31, 2004 and 2003, the Company recognized revenue from various unrelated entities which individually comprised greater than 10% of total revenues.  Revenue recognized from such entities was 76%, 12% and 10% in 2004 and 73%, 27% in 2003.

Major customers accounted for 66% and 22% of receivables at March 31, 2004 and 100% at March 31, 2003.

F-12

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

FINANCIAL STATEMENTS

PERIOD FROM INCEPTION
(JULY 9, 1998)
TO JUNE 30, 2004
(Unaudited)

F-13

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

Page

Consolidated Balance Sheets	F-15
Consolidated Statements of Operations	F-16
Consolidated Statements of Changes in Shareholders’ Equity	F-17
Consolidated Statements of Cash Flows	F-18
Notes to Consolidated Financial Statements	F-19 to F-23

F-14

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

ASSETS	June 30,2004 (Unaudited)	March 31, 2004 (Audited)

CURRENT ASSETS:
Cash and cash equivalents	$ -	$ 9,210
Trade accounts receivable	53,411	47,220

Total current assets	53,411	56,430

EQUIPMENT AND SOFTWARE, net of accumulated depreciation of $2,506 and $2,116, respectively	3,531	3,921

TOTAL ASSETS	$ 56,942	$60,351

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	23,455	27,777
Due to related parties (Note 4)	10 811	10,811

Total current liabilities	34,266	38,588

SHAREHOLDERS’ EQUITY (Note 3):

Common stock, $.001 par value, 25,000,000 shares authorized, 2,570,200 and 2,560,200 shares issued and outstanding, respectively	2,560	2,560
Additional paid-in capital	272,790	272,790
Deficit accumulated during the development stage	(252,674)	(253,587)

Total shareholders’ equity	22,676	21,763

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 56,942	$ 60,351

The accompanying notes are an integral part of these statements.
F-15

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30, 2004 (Unaudited)	Three Months Ended June 30, 2003 (Unaudited)	Year Ended March 31, 2004 (Audited)	Year Ended March 31, 2003 (Audited)	Period From Inception (July 9, 1998) To June 30, 2004 (Unaudited)

REVENUE	$ 28,552	$ 38,540	$ 161,998	$ 72,530	$ 263,080

EXPENSES:
Advertising	3,446	12,415	24,407	11,033	38,886
Consulting (Note 4)	16,656	19,000	70,835	63,799	206,291
Professional fees	5,000	5,913	61,912	9,381	85,798
Management fee (Note 4)	-	-	18,100	-	18,100
Travel	-	6,350	350	10,410	14,456
General and Adminstrative	2,147	9,856	27,547	56,340	106,952
Bad Debts	-	-	-	29,375	29,375
Depreciation and amortization	390	390	1,558	558	2,506

Total operating expenses	27,639	53,924	204,709	180,896	502,364

Income (loss) from operations	913	(15,384)	(42,711)	(108,366)	(239,284)

OTHER INCOME (EXPENSE):
Interest income	-	-	10	100	110
Loss on disposal of assets	-	-	-	(13,500)	(13,500)

Total other income (expense)	-	-	10	(13,400)	(13,390)

NET INCOME (LOSS)	$ 913	$ (15,384)	$ (42,701)	$ (121,766)	$ (252,674)

BASIC AND DILUTED LOSS PER COMMON SHARE:

Net loss per common share	$ *	$ *	$ (0.02)	$ (0.05)

WEIGHTED AVERAGE SHARES OUTSTANDING	2,525,899	2,482,200	2,525,899	2,270,965

* - less than $.01

The accompanying notes are an integral part of these statements.
F-16

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Shares	Common Stock Amount	Additional Paid-In Capital	Deficit Accumulated During the Development Stage

BALANCES, at inception (July 9, 1998)	-	$ -	$ -	$ -

Sale of common stock to founders in July 1998 for $.001 per share	1,000,000	1,000	-	-

Sale of common stock in private placements:
November 1998 at $.01 per share	1,000,000	1,000	9,000	-
November 1998 for $.05 per share	35,000	35	1,715	-
January 2001 for $.50 per share	200,000	200	99,800	-

Net loss for the period from inception to March 31, 2002	-	-	-	(89,120)

BALANCES, March 31, 2002	2,235,000	2,235	110,515	(89,120)

Sale of common stock in private placement:
November 2002 at $.50 per share	215,200	215	107,385	-

Net loss	-	-	-	(121,766)

BALANCES, March 31, 2003	2,450,200	2,450	217,900	(210,886)

Sale of common stock in private placement:
May 2003 at $.50 per share	110,000	110	54,890	-

Net loss	-	-	-	(42,701)

BALANCES, March 31, 2004	2,560,200	$ 2,560	$ 272,790	$ (253,587)

Net Income	-	-	-	913

BALANCES, June 30, 2004 (Unaudited)	$ 2,560,200	$2,560	$ 272,790	$ (252,674)

The accompanying notes are an integral part of these statements.
F-17

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30, 2004 (Unaudited)	Three Months Ended June 30, 2003 (Unaudited)	Year Ended March 31, 2004 (Audited)	Year Ended March 31, 2003 (Audited)	Period From Inception (July 9, 1998) to June 30, 2004 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 913	$ (15,384)	$ (42,701)	$ (121,766)	$ (252,674)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Depreciation and amortization	390	390	1,558	558	2,506
Loss on disposal of assets	-	-	-	13,500	13,500
Bad debt expense	-	-	-	4,375	4,375
Increase in accounts receivable, net	(6,191)	(21,321)	(43,880)	(7,715)	(57,786)
(Increase) decrease in receivable from related parties	-	(500)	-	12,000	-
Increase (decrease) in due to related party	-	400	(25)	210	10,811
(Decrease) increase in accounts payable and accrued expenses	(4,332)	6,622	33,566	2,830	23,455

Net cash used in operating activities	(9,210)	(29,793)	(51,482)	(96,008)	(255,812)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of other asset	-	-	-	-	(3,500)
Purchases of property and equipment	-	-	-	(6,037)	(16,038)

Net cash used in investing activities	-	-	-	(6,037)	(19,538)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	-	45,000	55,000	107,600	275,350

NET INCREASE (DECREASE) IN CASH	(9,210)	15,207	3,518	5,555	-

CASH , beginning of period	9,210	5,692	5,692	137	-

CASH , end of period	$ -	$ 20,899	$ 9,210	$ 5,692	$ -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Write off of software and cancellation of associated note payable	$ -	$ -	$ -	$ 50,000	$ 50 000

The accompanying notes are an integral part of these statements.
F-18

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -   ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Organization, Business and Going Concern

Express Systems Corporation (“Express”) was incorporated on July 9, 1998 in the state of Nevada and is currently in the development stage. The Company, through its subsidiary, is in the business of advertising on the internet and selling opt-in lead generation lists.

The consolidated financial statements include the accounts of Express since the date of inception and its wholly-owned subsidiary, Masterlist International, Inc. (“Masterlist”) since the date of purchase (see Note 2) (collectively, the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

The Company has incurred losses since inception that raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue operations is contingent upon attaining profitable operations and obtaining additional debt and/or equity capital to fund its operations. Management's plan in this regard is to raise additional funding through a public offering (see Note 6). The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company discontinue operations.

The interim financial information as of and for the three months ended June 30, 2004 and 2003 is unaudited. In the opinion of management all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

Cash Equivalents

All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

Accounts Receivable

The Company uses the allowance method for accounting for bad debts. At June 30, 2004, management believes all receivables are collectible by the Company.

Equipment and Software

The Company provides for depreciation and amortization of these assets using the straight-line method based on estimated useful lives of, generally, three to five years.

Revenue Recognition

Revenue is recognized at the time the services are provided.

Advertising

The Company expenses advertising costs as incurred. For the three months ended June 30, 2004 and year ended March 31, 2004, the Company expensed $3,446 and $24,407, respectively, for advertising expenses.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows estimated to be generated by the asset.

F-19

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 1 -   ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management believes that the estimates utilized in the preparation of the consolidated financial statements are prudent and reasonable. Actual results could differ from these estimates.

Fair Value of Financial Instruments

Substantially all of the Company’s assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of short-term receivables, which are carried at contracted amounts that approximate fair value. Similarly, the Company’s liabilities consist of short term liabilities recorded at contracted amounts that approximate fair value.

Net Loss Per Share of Common Stock

Net loss per share of common stock is based on the weighted average number of shares of common stock outstanding.

Recent Accounting Pronouncements

On March 31, 2002, the Company adopted SFAS 142, “Goodwill and Other Intangible Assets”, which requires the discontinuance of goodwill amortization and that it be assessed for impairment on an annual basis or more frequently if impairment indicators exist. The adoption of SFAS 142 did not have any effect on the Company’s financial position, results of operations or cash flows as the Company has no recorded goodwill.

On March 31, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“SFAS 144”). SFAS 144 supercedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of,” and elements of APB 30, “Reporting the Results of Operations—Reporting the Effects on Disposal of a Segment of a Business and Extraordinary, Unusual or Infrequently Occurring Events and Transactions.” SFAS 144 establishes a single-accounting model for long-lived assets to be disposed of while maintaining many of the provisions relating to impairment testing and valuation. The adoption did not affect the Company’s financial position or results of operations.

In April 2002, Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” was issued. This statement provides guidance on the classification of gains and losses from the extinguishment of debt and on the accounting for certain specified lease transactions. The adoption of this statement did not impact the Company’s financial position, results of operations or cash flows.

In June 2002, Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” (“SFAS 146”) was issued. This statement provides guidance on the recognition and measurement of liabilities associated with disposal activities and is effective as of January 1, 2003. Under SFAS 146, companies will record the fair value of exit or disposal costs when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of

F-20

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 1 -   ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

SFAS 146 could result in the Company recognizing the cost of future restructuring activities, if any, over a period of time rather than in one reporting period.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others,” (“FIN 45”). FIN 45 requires the Company to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in the issuance of the guarantee. FIN 45 is effective for guarantees issued or modified after December 31, 2002. The disclosure requirements effective for the year ending March 31, 2003 expand the disclosures required by a guarantor about its obligations under a guarantee. The adoption of the disclosure requirements of this statement did not impact the Company’s financial position, results of operations or cash flows.

In December 2002, Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation -Transition and Disclosure,” (“SFAS 148”) was issued. SFAS 148 amends Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (“SFAS 123”) to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The provisions of SFAS 148 are effective for financial statements for fiscal years ending after December 15, 2002 and interim periods beginning after December 15, 2002. The adoption of the disclosure requirements of this statement did not impact the Company’s financial position, results of operations or cash flows.

In December 2002, the Emerging Issues Task Force issued a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (EITF 00-21). EITF 00-21 mandates how to identify whether goods or services or both that are to be delivered separately in a bundled sales arrangement should be accounted for as separate units of accounting. The adoption of this issue of the Emerging Issues Task Force did not impact the Company’s financial position, results of operations or cash flows.

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, “Consolidation of Variable Interest Entities,” (“FIN 46”). The interpretation provides guidance for determining when a primary beneficiary should consolidate a variable interest entity, or equivalent structure, that functions to support the activities of the primary beneficiary. The interpretation is effective as of the beginning of the first interim or annual reporting period beginning after June 15, 2003 for variable interest entities created before February 1, 2003. The adoption of this statement is not expected to impact the Company’s financial position, results of operations or cash flows.

In May 2003, SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, was issued. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Generally, a financial instrument, whether in the form of shares or otherwise, that is mandatorily redeemable, i.e. that embodies an unconditional obligation requiring the issuer to redeem it by transferring its shares or assets at a specified or determinable date (or dates) or upon an event that is certain to occur, must be classified as a liability (or asset in some circumstances). In some cases, a financial instrument that is conditionally redeemable may also be subject to the same treatment. This Statement does not apply to features that are embedded in a financial instrument that is not a derivative (as defined) in its entirety. For public entities, this Statement is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 did not effect the Company’s financial position or results of operations.

F-21

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

NOTE 2 -   BUSINESS ACQUISITION

In October 2002, prior to Mr. Bauer becoming a director of Express, Express loaned Blackstone Holding Corp. (“Blackstone”), an inactive Nevada company that Mr. Bauer was president and director of, $25,000. Blackstone was also the sole shareholder of Masterlist. In November 2002, Blackstone transferred all of the outstanding common stock of Masterlist to Express in consideration for the forgiveness of the loan. The acquisition was accounted for under the purchase method of accounting. Masterlist was incorporated in November 2002, and had no assets, liabilities or operations at the time of the acquisition.

NOTE 3-   SHAREHOLDERS’ EQUITY

The authorized capital stock of the Company consists of 25,000,000 shares of $.001 par value voting common stock.

In July 1998, the Company issued 1,000,000 shares to its founders for $1,000.

The Company has sold common shares under private offering memorandums. In November 1998, the Company sold 1,000,000 shares of common stock for $.01 per share, and received proceeds of $10,000. Also in November 1998, the Company sold 35,000 shares of common stock for $.05 per share, and received proceeds of $1,750. In January 2001, the Company sold 200,000 shares of common stock for $.50 per share, and received proceeds of $100,000. In November 2002, the Company sold 215,200 shares of common stock for $.50 per share, and received proceeds of $107,600. In May 2003, the Company sold 110,000 shares of common stock at $.50 per share, and received proceeds of $55,000.

NOTE 4-   RELATED PARTY TRANSACTIONS

During the year ended March 31, 2002, the Company advanced $12,000 to a shareholder. The advance was non-interest bearing and had no due date. During the year ended March 31, 2003, the Company charged the amount to consulting expense.

A shareholder of the Company has advanced money to the Company for operating expenses. The amount owed by the Company at June 30, 2004 and March 31, 2004 was $10,811 and $10,811, respectively. The amounts are non-interest bearing and have no due dates.

During the years ended March 31, 2004 and 2003 and the three months ended June 30, 2004 and 2003, the Company paid consulting and management fees to an officer, shareholders and entities related to shareholders of the Company of $88,927, $48,799, $19,000, and $13,000 respectively. The Company reimbursed related parties for expenses paid on its behalf during the years ended March 31, 2004 and 2003 in the amount of $18,681 and $1,130.

NOTE 5-   INCOME TAXES

At March 31, 2004, the Company had an unused net operating loss carryforward of approximately $254,000 for income tax purposes, which expires at various dates through 2024. However, the ability to utilize such losses to offset future taxable income is subject to various limitations imposed by the rules and regulations of the Internal Revenue Service. This net operating loss carryforward may result in future income tax benefits of approximately $86,000; however, because realization is uncertain at this time, a valuation reserve in the same amount has been established. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

F-22

EXPRESS SYSTEMS CORPORATION
AND SUBSIDIARY
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(concluded)

NOTE 5-   INCOME TAXES (continued)

Significant components of the Company’s deferred tax liabilities and assets as of March 31, 2004 and 2003 are as follows:

	2004	2003

Deferred tax liabilities	$ -	$ -

Deferred tax assets:	$ 86 000	$ 71 000
Net operating loss carryforwards	(86 000)	(71 000)

Valuation allowance for deferred tax assets	$ -	$ -

The valuation allowance for deferred tax assets was increased by $ 15,000 and $41,000 during 2004 and 2003, respectively.

NOTE 6-   PROPOSED PUBLIC OFFERING

The Company intends to make a public offering of securities on Form SB-2. The Company intends to sell a maximum of 400,000 shares of common stock at an offering price of $.50 per share, for gross proceeds of $200,000.

NOTE 7-   MAJOR CUSTOMERS

During the years ended March 31, 2004 and 2003, the Company recognized revenue from various unrelated entities which individually comprised greater than 10% of total revenues.  Revenue recognized from such entities was 76%, 12% and 10% in 2004 and 73%, 27% in 2003.

Major customers accounted for 66% and 22% of receivables at March 31, 2004 and 100% at March 31, 2003.

F-23

SHARES
EXPRESS SYSTEMS CORPORATION
114 W. Magnolia Street, Suite 446
Bellingham, WA 98226

Prospectus
Common Stock
400,000 Shares
$.50 Per Share
August 20, 2004

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

II-1

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

In so far as indemnification by Express for liabilities arising under the Act may be permitted to directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, Express has been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of Express in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, Express will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering.

SEC Registration Fee	$16
Accounting Fees	$10,000
Printing*	$1,200
Transfer Agency Fees	$1,000
Edgar filing fees*	$1,000
Miscellaneous*	$1,284
Legal*	$20,000
Bluesky	$5,500
Total	$40,000

*Estimated costs

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of Express’ common stock without registration during the last three (3) years. No such sales involved the use of an underwriter.

1.   In July, 1998, we issued 1,000,000 shares of common stock to G.M Capital Partners, Ltd. for $1,000. There was no underwriter involved in this transaction. Further, this sale did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Rule 903 of Regulation S.  The investor was a non-resident of the United States and was deemed accredited pursuant to Rule 501 of Regulation D. Furthermore, (i) the offer and sale was made in an offshore transaction; (ii) no directed selling efforts were made in the United States by the Company; (iii) the investor certified that it was not a U.S. person and did not acquire the shares for the account or benefit of any U.S. person or was a U.S. Person who purchased the shares in a transaction that did not require registration under the Securities Act; (iv) the investor agreed to resell the shares in accordance with the provisions of Regulation S, pursuant to a registration under the Securities Act or pursuant to an available exemption from registration; (v) the shares contained a legend to the effect that transfer is prohibited except pursuant to the terms found in (iv) herein; and (vi) the Company is required to restrict transfer of the shares pursuant to Rule 903(b)(3)(iii)(B)(4) of Regulation S.

II-2

2.   In November 1998 we sold 1,000,000 shares of common stock to eight investors for $10,000. All investors in this offering were non-U.S. residents. This sale did not involve any underwriters, nor did it involve any public offering. Further, it was exempt from the registration requirements under the Securities Act pursuant to Rule 504 of Regulation D.   Each of the investors was a non-resident of the United States and was deemed accredited pursuant to Rule 501 of Regulation D.  Each investor was given access to the Company’s books and records  and to our management. There was no general solicitation or advertising made in connection to this offering.

3.   In November 1998 we also sold 35,000 shares of common stock for proceeds of $1,750 to 6 investors. This sale did not involve any underwriters, nor did it involve a public offering. Further, it was exempt from the registration requirements under the Securities Act pursuant to Rule 504 of Regulation D. Each of the investors was non-resident of the United States and was deemed accredited pursuant to Rule 501 of Regulation D.  Each investor was given access to the Company’s books and records  and to our management. There was no general solicitation or advertising made in connection to this offering.

4.   In January 2001, we sold 200,000 shares of common stock to 35 investors for proceeds of $100,000. This transaction did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Rule 504 of Regulation D and registered on Form U-7 in the State of Georgia. Nine of the investors were residents of the United States of which seven were deemed accredited pursuant to Rule 501 and two were deemed sophisticated. The remaining investors were non-residents of the United States of which 20 were deemed accredited pursuant to Rule 501 of Regulation D and 6were non-accredited but deemed sophisticated. Each investor was given access to the Company’s books and records  and to our management. There was no general solicitation or advertising made in connection to this offering.

5.   In November 2002 we sold 215,200 shares of common stock to 78 investors for proceeds of $107,600. This transaction did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Rule 504 of Regulation D and registered on Form U-7 in the State of Georgia. All of the investors were non-residents of the United States, of which 72 were deemed accredited pursuant to Rule 501 of Regulation D and 6 were deemed non-accredited but sophisticated. Each investor was given access to the Company’s books and records  and to our management. There was no general solicitation or advertising made in connection to this offering.

6.    In May 2003 we sold 110,00 shares of common stock to 34 investors for proceeds of $55,000. This transaction did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Regulation S. All of the investors were non U.S. citizens and non-residents of the United States and 24 were deemed accredited pursuant to Rule 501 of Regulation D and 10 were deemed non-accredited but sophisticated. Each investor was given access to the Company’s books and records and to our management. There was no general solicitation or advertising made in connection with this offering.

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ITEM 27. EXHIBITS

Exhibit No.	Identification of Exhibit
3.1	Articles of Incorporation*
3.2	By-Laws*
4.1	Form of specimen of common stock*
5.1	Legal Opinion of Rubin, Bailin, Ortoli, Mayer & Baker LLP
10.1	Overture Agreement
10.2	List-op Agreement*
10.3	Bluegenesis.com*
10.4	Google Agreement
10.5	Form of Subscription Agreement
10.6	Escrow Agreement with Rubin, Bailin, Ortoli, Mayer & Baker LLP
21.1	List of Subsidiaries*
23.1	Consent of Auditor (Staley, Okada & Company)
23.2	Consent of Auditor (Spicer Jeffries LLP)

*Previously filed.

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UNDERTAKINGS

The undersigned Registrant undertakes:

1.   To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: a. Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933; b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; c. Include any additional or changed material information on the plan of distribution.

2.   That, or determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.   To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5.   In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered by this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of this amended Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Bellingham.

Express Systems Corporation

/s/ Lawrence Rosenblatt
Lawrence Rosenblatt
President, CEO, Principal Accounting Officer, Principal Financial Officer and Director

/s/ Frank Bauer
Frank Bauer
Secretary and Director

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